EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE

AGREEMENT dated as of September 25, 2006 by

and among BOULDER SPECIALTY BRANDS,

INC., a Delaware corporation (the “Company”) and

the Persons listed on Annex I hereto (the

“Investors”).

PREAMBLE

WHEREAS, the Company desires to sell to certain of the Investors and certain of the Investors, severally and not jointly, subject to the terms and conditions hereof, desire to purchase from the Company an aggregate of 14,410,188 shares of Common Stock (as hereinafter defined) of the Company (the “Common Shares”);

WHEREAS, the Company desires to sell to certain of the Investors and certain of the Investors, severally and not jointly, subject to the terms and conditions hereof, desire to purchase from the Company (a) an aggregate 15,388,889 shares of Series A Convertible Preferred Stock of the Company, $0.0001 par value per share (the “Series A Preferred Shares,” and together with the Common Shares, the “Shares”), with the designations, preferences, and rights set forth in the Restated Certificate of Incorporation of the Company (the “Restated Certificate”) attached hereto as Exhibit A, and (b) warrants in the form attached hereto as Exhibit B (the “Warrants,” and together with the Shares, the “Securities”), to purchase additional shares (the “Warrant Shares”) of Common Stock as set forth in each applicable Warrant; and

WHEREAS, the Investors, severally and not jointly, wish to purchase the Securities on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the agreements set forth below, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE

1.1 Authorization of Issuance and Sale; Reservation of Reserved Shares.

(a) Subject to the terms and conditions hereof, the Company shall have, prior to the Closing, authorized: (A) the issuance and sale of the Series A Preferred Shares, the Common Shares, and the Warrants to the Investors, (B) the reservation of the Warrant Shares for issuance upon exercise of the Warrants, and (C) the reservation of 60,000,000 shares (the “Reserved Shares”) of the Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), for issuance upon conversion of the Series A Preferred Shares.

(b) The Company’s agreement with each Investor is a separate agreement, and the sale of Securities to each Investor is a separate sale. No Investor shall have any obligation to purchase any Securities not purchased by another Investor. The Company and each of the Investors purchasing Common Shares agree that the price per share for each Common Share shall be $7.46. The Company and each of the Investors purchasing Series A Preferred Shares and Warrants agree that the aggregate purchase price to be paid at the Closing in respect of such Securities shall be $9.00 and shall be allocated between the Warrants and the Series A Preferred Shares in such amounts as shall be agreed to prior to the Closing by the Company and the Investors who have committed to purchase hereunder a majority of the Series A Preferred Shares to be issued and shall, in any event, include the OZ Entities (as hereinafter defined)) and the GC Entities (as hereinafter defined) as approving Investors. No party hereto shall take a position inconsistent with this allocation unless otherwise required by Law (as hereinafter defined).

(c) Each Investor set forth on Schedule 1.1(c) hereof has elected to be subject to the provisions of Section 9(l) of the Restated Certificate and Section 3(g) of the Warrants and by executing this Agreement each such Investor hereby acknowledges such election.

1.2 Closings.

(a) The closing of the sale of the Securities (the “Closing”) shall take place at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, NY 10036, no later than three (3) Business Days after the satisfaction of the conditions set forth in Article III (except for those conditions which by their nature are to be satisfied at Closing including the closing of the Merger (as hereinafter defined)) or at such other time and place as the parties shall agree. The date of the Closing is referred to herein as the “Closing Date”. “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Investor agrees to purchase in the aggregate, severally and not jointly, the amount of Securities as set forth opposite its name on Annex I hereto and each Investor shall pay its allocable portion of the aggregate purchase price for such Securities set forth opposite its name on Annex I hereto (the “Subscription Amounts”) with each such Investor’s Subscription Amount to be paid by wire transfer to the account as specified in writing by the Company (which will be disbursed from the Escrow Account (as hereinafter defined) pursuant to the Escrow Agreement (as hereinafter defined).

(c) In the event an Investor (a “Non-Participating Investor”) (i) has breached its obligation to fund its Subscription Amount at the Closing or (ii) elects not to fund its Subscription Amount at the Closing because all conditions to Closing have not been satisfied (and such Investor elects not to waive such applicable closing conditions), then each other Investor which shall elect to fund its Subscription Amount (an “Over Subscription Investor”) may, in its sole discretion, elect to subscribe for and purchase, pro rata, based upon the aggregate Subscription Amounts committed by all such electing Investors, the Securities to have been purchased by the Non-Participating Investor, in exchange for the applicable portion of the Non-Participating Investor’s Subscription Amount. Each Over Subscription Investor so purchasing its full allotment thereof may also purchase its pro rata amount, based upon aggregate Subscription Amounts committed by all such Over Subscription Investors so purchasing their full allotments thereof, of any Non-Participating Investor Securities not so purchased (the “Over-allotment Option”). In the event, upon exercise of all Over-allotment Options, Over Subscription Investors have not elected to subscribe for and purchase all of the Securities to have been purchased by a Non-Participating Investor (the “Deficit Subscription Amount”), then an additional Person or Persons (each a “Joinder Investor”) not then a party to this Agreement may become, upon the approval of the Requisite Investors, a party to this Agreement as an Investor subscribing for and purchasing any or all of the Securities with respect to such Deficit Subscription Amount; provided, however, that each Joinder Investor be consented to by the Company (such consent not to be unreasonably withheld or delayed) in its reasonable discretion; provided further, however, that the determination of the Company that the addition of a Joinder Investor to this Agreement is not acceptable solely due to the receipt of written legal advice from a nationally recognized law firm that the addition of such Joinder Investor would result in the failure of the issuance of the Securities to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, shall be deemed to be a valid exercise of the Company’s reasonable discretion. Each Joinder Investor shall be required to execute a counterpart to this Agreement, agreeing to be treated as an Investor for all purposes under this Agreement and the Annexes to this Agreement shall be amended and revised, as applicable, to reflect the foregoing. The addition of a Joinder Investor as a party to this Agreement shall in no way relieve or be deemed to provide a remedy or reduction in claims to be made against an Investor that has defaulted on its obligations hereunder.

(d) On or prior to the third (3rd) Business Day prior to the Closing Date, after the satisfaction of all the conditions set forth in Article III (except for those conditions which by their nature are to be satisfied at Closing including the closing of the Merger (as hereinafter defined)) and after the satisfaction of all the conditions set forth in the SB Merger Agreement (as hereinafter defined) (except for those conditions which by their nature are to be satisfied at closing of the Merger), upon delivery to and receipt by the Investors of a certificate of the Chief Executive Officer of the Company that such applicable conditions have been satisfied, each Investor shall deliver its Subscription Amount, in United States dollars and in immediately available funds, to the Escrow Agent in accordance with the wire instructions provided to such Investor by the Company. The Escrow Agreement shall provide that all payments made by each Investor as contemplated by this Section 1.2(d) will be held by the Escrow Agent for each Investor’s benefit in an interest bearing escrow account (the “Escrow Account”) pursuant to the terms of an Escrow Agreement, to be entered into by and among the Escrow Agent (the “Escrow Agent”), the Company and the Investors after the date hereof, in a form to be agreed to by the Requisite Investors in their reasonable discretion on behalf of the Investors (the “Escrow Agreement”) . Such moneys placed in the Escrow Account shall be disbursed by the Escrow Agent with respect to an applicable Investor’s Subscription Amount either (i) to the Company (plus the interest earned thereon), upon the satisfaction of the conditions to Closing set forth in Article III and consummation of the Closing (including the SB Transaction) as evidenced by the receipt by the Escrow Agent of a certificate from each applicable Investor consenting to the determination that the conditions to the Closing have been satisfied or waived or (ii) back to the applicable Investor in an amount equal to such Investor’s Subscription Amount (plus the interest earned thereon) upon the earlier to occur of (x) the termination of this Agreement with respect to the applicable Investor, or (y) in the event that the SB Transaction is not consummated within fifteen (15) calendar days after the date by which the Investors must deposit their Subscription Amount into the Escrow Account pursuant to this Section 1.2(d), in each case in accordance with the terms of the Escrow Agreement.

(e) “Requisite Investors” means (x) prior to the Closing, Investors who have committed to purchase hereunder a majority of the aggregate Subscription Amounts; provided, that the definition of Requisite Investors prior to Closing shall at all times include OZ Master Fund, Ltd., and OZ Global Special Investments Master Fund, L.P. and/or their respective affiliates (collectively, the “OZ Entities”) and Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Partners, L.P., GCM Little Arbor Institutional Partners, L.P., and GCM Little Arbor Master Fund, Ltd. and/or their respective affiliates (collectively, the “GC Entities”) and (y) after the Closing, Investors holding a majority of the Series A Preferred Shares (on an as converted basis without taking into account any restrictions on conversion set forth in Section 9(l) of the Restated Certificate) and Common Shares purchased hereunder voting together as one class. “SB Transaction” means the merger of a special purpose subsidiary of the Company (the “Acquisition Subsidiary”) with and into SB pursuant to the SB Merger Agreement. The SB Transaction may also be referred to herein as the “Merger.” “SB Merger Agreement” means the Agreement and Plan of Merger by and among the Company, a corporation previously and confidentially disclosed to the Investors (“SB”), and the shareholders’ representative party thereto attached as Exhibit C hereto (as so amended without giving effect to an SB Amendment (as hereinafter defined) that has not been properly approved hereunder).

ARTICLE II

REPRESENTATION AND WARRANTIES

2.1 Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date as follows (for purposes hereof, knowledge” or “best knowledge” or words of similar import of the Company or any subsidiary means (i) actual knowledge of Stephen B. Hughes, Robert S. Gluck, Christopher W. Wolf and the other officers and key employees of the Company or any of its subsidiaries and (ii) that knowledge which could have been acquired by such aforementioned individuals after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of the Company or any of its subsidiaries who could reasonably be expected to have actual knowledge of the matters in question):

(a) Organization.

Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing in each other jurisdiction in which it is required to do so by Law and, as of the date hereof, has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and to enter into the Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. As of the Closing Date, each of the Company and its subsidiaries has or shall have all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and as proposed to be conducted following the closing of the Merger. Attached as Schedules 2.1(a)(i) and (ii), respectively, are correct and complete copies of the Certificate of Incorporation, as in effect immediately before the filing of the Restated Certificate, and the By-laws of the Company, as in effect on the date hereof (the “Certificate of Incorporation” and the “By-laws,” respectively). For purposes of this Agreement, the term “Documents” means (i) this Agreement, (ii) the Restated Certificate, (iii) the Warrants, (iv) the SB Merger Agreement, and (v) the Registration Rights Agreement to be entered into at or prior to the Closing, in the form of Exhibit D hereto (as amended, the “Registration Rights Agreement”) and all other documents, agreements and instruments executed and delivered in connection herewith, in each case, as amended, modified or supplemented from time to time.

(b) Subsidiaries.

(1) Except as set forth on Schedule 2.1(b), the Company has no subsidiaries or controlled Affiliates and does not otherwise own or control, directly or indirectly, any equity or voting interest in any Person, nor has the Company made any commitment or subscribed for the purchase of any such equity or voting interest (other than the acquisition of SB pursuant to the SB Merger Agreement). The term “Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (i) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or Governmental Authority. The term “Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

(2) Except as set forth on Schedule 2.1(b), either the Company or one of its subsidiaries holds of record and owns beneficially all of the outstanding equity securities of each subsidiary of the Company, free and clear of any Encumbrances.

(c) Authorization of the Documents; No Conflicts.

The Company and each of its subsidiaries, as applicable, has all requisite corporate power and authority to execute, deliver and perform the Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company and each of its subsidiaries, as applicable, of the Documents have been duly authorized by all requisite corporate action of the Company and such subsidiary and no further action is required by the Company’s board of directors or its stockholder’s in connection therewith other as set forth on Schedule 2.1(c), and each Document has been (or upon delivery will have been) duly executed by the Company and each of its subsidiaries, as applicable, and when delivered in accordance with the terms hereof and thereof, will constitute a valid and binding obligation of the Company and such subsidiaries, as applicable, enforceable against the Company and such subsidiaries, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles. The Company’s and each subsidiaries’, as applicable, execution, delivery and performance of the Documents to which it is a party, its consummation of the transactions contemplated thereby and its compliance with the provisions thereof will not (a) violate any provision of any Law applicable to the Company, its subsidiaries, or any of its properties or assets including without limitation the Securities and Exchange Commission, the Commodities Futures Trading Commission, the National Association of Securities Dealers (the “NASD” ) and the National Futures Association (the “NFA” ), applicable to the Company or its subsidiaries or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company, any subsidiary or under, the Certificate of Incorporation, Restated Certificate, By-laws (or such subsidiary’s certificate of incorporation or formation, by-laws or other organizational or governance document) or any Contract.

(d) Authorization of Preferred Shares, Common Shares, Warrants, Warrant Shares and Reserved Shares.

Subject to the approvals set forth on Schedule 2.1(c), as of the date of the Closing, (i) the authorization, issuance, sale and delivery of the Securities and the SB Shares (as hereinafter defined) and the reservation of the Warrant Shares and the Reserved Shares will be duly authorized by all requisite corporate and stockholder action on the part of the Company and its stockholders; (ii) the Securities and the SB Shares (as hereinafter defined), upon issuance pursuant to the terms of this Agreement, and upon their respective issuances in accordance with the provisions of the Warrants and the Restated Certificate, the Warrant Shares and the Reserved Shares, respectively, will be, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the shareholders of the Company.

(e) No Consent or Approval Required.

Except as set forth on Schedules 2.1(c) and 2.1(e) hereto, no consent, approval or authorization of, or declaration to or filing with (including pursuant to any federal or state securities laws), any Person is required for the valid authorization, execution and delivery by the Company or any of its subsidiaries of any Document or for its consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Securities or for the valid authorization, reservation, issuance and delivery of the Reserved Shares or Warrant Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be. The only blue sky filings required in connection with the transactions contemplated hereby are in the states of California and New York.

(f) Capitalization.

The capital stock of the Company immediately upon the consummation of the Closing shall consist solely of: (i) 250,000,000 shares of Common Stock, of which: (A) 30,361,238 shares shall be or are issued and outstanding, subject to the exercise by existing shareholders of the Company of the right to convert their shares of Common Stock of the Company pursuant to Article XII of the Certificate of Incorporation , (B) 12,760,840 shares shall be or are reserved for issuance upon the exercise of warrants (“Public Warrants”) granted in the Company’s initial public offering pursuant to the Warrant Agreement dated on or about December 16, 2005, by and between the Company and Continental Stock Transfer & Trust Company, (C) 1,000,000 shares shall be or are reserved for issuance upon the exercise of warrants purchased by certain of the Company’s founders pursuant to the Founding Director Warrant Purchase Agreement dated on or about December 16, 2005 between the Company and Stephen B. Hughes, James E. Lewis, Robert J. Gillespie, William E. Hooper, Robert F. McCarthy and Michael R. O’Brien, (D) no more than 9,650,000 shares shall be or are reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, (E) no more than 1,340,483 shares may be issued pursuant to Section 2.13 of the SB Merger Agreement (the “SB Shares”), and (F) 60,000,000 shares shall be or are reserved for issuance upon conversion of the Series A Preferred Shares and/or exercise of the Warrants; and (ii) 50,000,000 shares of authorized Preferred Stock, $0.0001 par value, 15,388,889 of which have been designated as Series A Convertible Preferred Stock, $0.0001 par value of the Company and 34,611,111 of which have not been designated.

All of the Company’s and its subsidiaries’ issued and outstanding shares of capital stock (or other equity securities) have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except as provided in this Agreement, for shares of Common Stock that may be issued pursuant to Section 2.13 of the SB Merger Agreement, or as set forth on Schedule 2.1(f), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries is authorized or outstanding, (ii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock or other equity securities any evidences of indebtedness or assets of the Company or such subsidiary, (iii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock (or other equity securities) or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any of its subsidiaries. All of the issued and outstanding shares of the Company’s and its subsidiaries’ capital stock (or other equity securities) have been offered, issued and sold by the Company or such subsidiary in compliance with applicable federal and state securities Laws.

Immediately after the Closing, the Series A Preferred Shares in the aggregate shall represent (on an as converted basis without taking into account any restrictions on conversion set forth in Section 9(l) of the Restated Certificate), at least 22.2508% of the Company’s Common Stock (calculated on a fully diluted basis and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants (other than the Warrants issued hereunder), 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate, and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement).

Immediately after the Closing, the Common Shares in the aggregate shall represent at least 20.8357% of the Company’s Common Stock (calculated on a fully diluted basis and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants (other than the Warrants issued hereunder), 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement).

Immediately after the Closing, the Warrants in the aggregate shall represent (on an as exercised basis), at least 22.2508% of the Company’s Common Stock (calculated on a fully diluted basis, assuming the Redemption Date (as defined in the Restated Certificate) with respect to all of the Series A Preferred Shares occurred immediately after the Closing and all Series A Preferred Shares had been redeemed (and assuming solely for purposes of this calculation that each of the Series A Preferred Shares are redeemed for their respective Series A Purchase Price (as defined in the Restated Certificate)), and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants, 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement).

(g) Defaults.

Except as set forth on Schedule 2.1(g) hereto, neither the Company nor any of its subsidiaries is in default (i) under the Certificate of Incorporation or the By-laws (or such subsidiary’s certificate of incorporation or formation, by-laws or other organizational or governance document), or any Contract to which the Company or such subsidiary is a party or by which the Company or such subsidiary or any of such Person’s properties are bound or affected or (ii) under any Law. There exists no condition, event or act which constitutes, or which, after notice, lapse of time or both, would constitute, a default under any of the foregoing. The term

“Law” means, as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its properties or assets, and all Judgments applicable to such Person, and the term “Judgments” means all judgments, injunctions, citations, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties is bound.

(h) SEC Reports, Financial Statements.

(1) Since December 21, 2005, the Company has filed all reports, registrations, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, and with any Governmental Authority, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as disclosed on Schedule 2.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities Exchange Commission (the “Commission”) promulgated thereunder including, but not limited to, the applicable requirements of Regulation S-X promulgated under the Exchange Act and, to the extent applicable, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and the rules and regulations of any other Governmental Authority with which the SEC Reports were made or should have been made, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed on Schedule 2.1(h), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(2) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. To the Company’s knowledge, each director and executive officer of the Company has filed with the Commission on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 21, 2005.

(i) Absence of Undisclosed Liabilities.

Except as set forth on Schedule 2.1(i), neither the Company nor any of its subsidiaries has any liability or obligation of any nature (whether known or unknown, matured or unmatured, secured or unsecured, fixed or contingent, accrued or unaccrued) (“Liabilities”), except for (a) Liabilities disclosed in the latest audited balance sheet included in the SEC Reports (the “Company Balance Sheet”), (b) Liabilities which have arisen since the date of the latest audited financial statements in the ordinary course of business and (c) contractual Liabilities incurred in the ordinary course of business.

(j) Absence of Changes.

Since inception the Company has not conducted any operations except as set forth in the SEC Reports. Except as set forth on Schedule 2.1(j) hereto, since the date of the latest audited financial statements included within the SEC Reports (the “Company Balance Sheet Date”), there has not been (i) any material adverse change in the business, affairs, operations, assets, properties, Liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries (taken as a whole) (a “Material Adverse Change”), (ii) any borrowing or agreement to borrow funds or any Liability incurred by the Company or any of its subsidiaries, other than current Liabilities incurred in the ordinary course of business consistent in type and amount with past practice, (iii) any asset or property of the Company or any of its subsidiaries made subject to any Encumbrance of any kind, (iv) any waiver of any right of the Company or any of its subsidiaries, or the cancellation of any debt owed to or claim held by the Company or any of its subsidiaries, (v) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any shares of the capital stock or other securities of the Company or any of its subsidiaries, (vi) any issuance of any stock, bond or other security of the Company or any of its subsidiaries, (vii) any disposition of any tangible or intangible asset of the Company or any of its subsidiaries, (viii) any loan by the Company or any of its subsidiaries to any officer, director, employee, consultant, agent, affiliate or stockholder of the Company or any of its subsidiaries (other than advances to such persons in the ordinary course of business consistent with past practice in connection with bona fide business expenses), (ix) any damage, destruction or loss (whether or not covered by insurance) of any asset of the Company or any of its subsidiaries, (x) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Company or any of its subsidiaries, (xi) any change in the accounting methods, practices or policies followed by the Company or any of its subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted, which has not been adequately provided for or disclosed in the SEC Reports, or (xii) any agreement or commitment with respect to any of the foregoing matters. Except as disclosed on Schedule 2.1(j), the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the contemplated SB Transaction and as set forth on Schedule 2.1(h), no event, liability or development has occurred or exists with respect to the Company or any subsidiary or their respective business, prospects, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) Trading Day prior to the date that this representation is made. “Trading Day” means a day on which the Common Stock is trading on a Trading Market. “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

(k) Title to Assets, Properties and Rights.

Except as is set forth on Schedule 2.1(k), the Company and its subsidiaries have good and marketable title to all properties, interests in properties and assets (real, personal, intangible or mixed) used by the Company and its subsidiaries in the conduct of their respective businesses, or necessary for use by the Company and its subsidiaries in the conduct of such businesses, free and clear of all mortgages, Judgments, claims, liens, security interests, pledges, escrows, charges, pre-emptive rights, rights of first offer or first refusal or other encumbrances of any kind or character whatsoever (“Encumbrances”).

(l) Intellectual Property Rights.

(i) The term “Intellectual Property Rights” means all industrial and intellectual property rights recognized under any Laws or international conventions or agreements, and in any country or jurisdiction in the world, including, without limitation, patents, patent applications, and patent rights, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, domain names, domain name applications and registrations, trade dress, logos and designs, trade names, brands, product configurations, copyrights and copyright rights, copyright applications and registrations, mask works, know-how, business methods, franchises, licenses, trade secrets, confidential information, proprietary processes and technology, data bases, source and object code, inventions, discoveries, technical advances, any manual, formulae and/or documentation constituting, describing or related to the foregoing, and any and all goodwill connected with the foregoing.

(ii) Schedule 2.1(l)(ii) includes a list of all Intellectual Property Rights, other than general commercial software (e.g., “shrink wrap” licenses for Microsoft Word or Excel (“Retail Licenses”)) that are owned by or licensed to the Company and its subsidiaries (the “Company Intellectual Property”).

(iii) The Company Intellectual Property is valid and subsisting and, except as indicated in Schedule 2.1(l)(ii) that any of the Company Intellectual Property is licensed from others, the Company or a subsidiary is the exclusive owner of, and enjoys all rights of ownership with respect to, the Company Intellectual Property, free and clear of any Encumbrance, and no royalties, honoraria or fees are payable by the Company or any of its subsidiaries to other Persons by reason of the ownership or use of the Company Intellectual Property.

(iv) The Company or a subsidiary owns, is licensed or otherwise possesses all Intellectual Property Rights necessary to make, use, manufacture, market, import, export, sell, and offer to sell the Company’s and its subsidiaries’ current and contemplated products and services, except where any failure to own, license or otherwise possess such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Change. The Company Intellectual Property that falls within the scope of Title 35 of the United States Code is in compliance with the same, including, but not limited to, 35 U.S.C. Section 112, Paragraph 1, in that the manner and process of making and using the inventions claimed therein has been disclosed in such full, clear, concise, and exact terms as to enable one skilled in the art to make and use the same, and that the best mode contemplated by the inventors at the time of the invention of carrying out their inventions has been set forth.

(v) Neither the execution and delivery of this Agreement or SB Merger Agreement, nor the carrying on of the business of the Company and its subsidiaries as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement regarding any Company Intellectual Property.

(vi) Except as described in Schedule 2.1(l)(vii), neither the Company nor any of its subsidiaries has received any threat, demand or notice of claim from any Person, whether in writing or otherwise, asserting that the Company’s or a subsidiary’s use, manufacture, marketing, importation, export, offer to sell, or sale of products constitutes any infringement, interference, violation, misappropriation, breach or wrongful use of the Intellectual Property Rights of any other Person, nor are they aware of any facts that indicate a likelihood of such infringement, interference, violation, misappropriation, breach or wrongful use. Neither the Company nor any of its subsidiaries is a party to any Proceeding (as hereinafter defined) or outstanding decree, order, Judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing by the Company or any of its subsidiaries of any Intellectual Property Rights necessary to conduct its business as presently conducted or as proposed to be conducted, or which may affect the validity, use or enforceability of the Company Intellectual Property. Neither the Company nor any of its subsidiaries has been named in any suit, action or Proceeding which involves a claim of infringement, misappropriation or violation of any Intellectual Property Rights of any third party. The use, manufacturing, marketing, licensing and sale of the products of the Company and its subsidiaries as presently conducted and as proposed to be conducted do not infringe, misappropriate or violate any valid Intellectual Property Rights of any third party.

(vii) Except as set forth on Schedule 2.1(l)(vii), all current and former employees of the Company and its subsidiaries, and independent contractors of the Company and its subsidiaries, have executed written agreements with the Company or a subsidiary, (A) assigning to the Company or such subsidiary any and all Intellectual Property Rights that were devised, developed or designed by such employee or independent contractor within the scope of their employment or engagement with the Company or such subsidiary and acknowledging that each piece of such intellectual property constitutes a “work made for hire” for the Company or such subsidiary (each a

“Work for Hire”), and (B) providing for confidentiality, noncompetition and nonsolicitation on the part of the employee. To the best knowledge of the Company, no employee of the Company or any of its subsidiaries has entered into any contract that restricts or limits in any way the scope or type of work in which he may be engaged or requires him to transfer, assign, or disclose information concerning his Work for Hire to any Person other than the Company or any of its subsidiaries. The Company and each of its subsidiaries has exclusive ownership of all such Work for Hire.

(viii) The Company and each of its subsidiaries has licensed copies of all Retail Licenses and does not possess any pirated, illegally copied, bootleg or otherwise non-licensed copies of any Retail Licenses.

(m) Employment of Officers, Employees and Consultants.

Except as set forth on Schedule 2.1(m), no Person has, or, may, assert any valid claim against the Company or any of its subsidiaries with respect to: (a) employment not terminable at will by, or association with, the Company, of any of the present officers or employees of or consultants to the Company or any of its subsidiaries (collectively, the “Designated Persons”) or (b) the use, in connection with any business presently conducted or proposed to be conducted by the Company or any of its subsidiaries or any of the Designated Persons, of any information which the Company or any of its subsidiaries or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

(n) ERISA Plans.

(i) Except as set forth on Schedule 2.1(n), neither the Company nor any of its subsidiaries maintains nor is it a party to (or ever maintained or was a party to) any “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers’ compensation, unemployment compensation and other government programs, under which the Company or any of its subsidiaries has any present or future obligation or Liability. Neither the Company nor any of its subsidiaries maintains nor is it a party to (or ever maintained or was a party to) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, and neither the Company nor any of its subsidiaries contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(ii) There is no Contract, plan or arrangement covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or such subsidiary by reason of Section 280G of the Code.

(iii) Schedule 2.1(n) hereto lists each employment, severance or other similar Contract, arrangement or policy (written or oral) providing for insurance coverage

(including any self-insured arrangements), non-statutory workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits entered into, maintained or contributed to by the Company or any of its subsidiaries.

(o) Agreements.

Schedule 2.1(o) sets forth an accurate and complete list of all contracts, indentures, leases, agreements and instruments (each, a “Contract” and collectively, the “Contracts”), whether written or oral (including any and all amendments, modifications, supplements and side letters with respect thereto) to which the Company or any of its subsidiaries is a party, or by which such Person or any of such Person’s respective assets are bound. All of the Contracts are enforceable in all respects in accordance with their terms and neither the Company nor any of its subsidiaries nor any other party thereto, is in breach or in default under (and no event has occurred which with notice or the passage of time or both would constitute a breach or default under) any such Contract. Except as set forth on Schedule 2.1(o) hereto, no Person has indicated that it may terminate or cancel any Contract. Except as set forth on Schedule 2.1(o) hereto, no party to any Contract has any rights of setoff, bankers lien or similar rights with respect to any amounts due on any such Contract. Except as set forth on Schedule 2.1(o) hereto, no Contract or Law restricts or inhibits in any way the Company’s or any subsidiary’s right or ability to conduct its business in the United States or any other jurisdiction in which it currently conducts or proposes to conduct its business or to use any Intellectual Property Rights or other rights related to the conduct of such business.

(p) Compliance; Licenses and Permits; Environmental Matters.

(i) The Company and each of its subsidiaries has complied in all material respects with, and is not in violation in any respect of, any Law. The Company and each of its subsidiaries has ownership and valid rights to all licenses and permits of all Governmental Authorities (collectively, “Permits”) which are required for the conduct of the business presently or previously conducted by the Company or any of its subsidiaries, which Permits are in full force and effect, and no violations or non-compliances are outstanding or uncured with respect to any such Permits and no Proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permits. Schedule 2.1(p) attached hereto lists all Permits of the Company or any of its subsidiaries which are used in or relate to such Person’s business, copies of which have been previously delivered to the Investors. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Law or Permit.

(ii) The Company and each of its subsidiaries is in compliance with all Environmental and Safety Requirements, and there are no Proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries alleging any failure to so comply or involving any of its past operations or any real property currently used by the Company or any of its subsidiaries. Neither the

Company nor any of its subsidiaries has received any written or oral notice or report with respect to it or its facilities regarding any (A) actual or alleged violation of Environmental and Safety Requirements or (B) actual or potential Liability arising under Environmental Safety Requirements, including, without limitation, any investigatory, remedial or corrective obligation. Neither the Company nor any of its subsidiaries has expressly assumed or undertaken any Liability of any other Person under any Environmental and Safety Requirements. Neither the Company nor any of its subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property in a manner that has given rise to Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations. “Environmental and Safety Requirements” means all Laws, orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the SWDA, the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. §§ 11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. §§ 5101 et seq., the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and the rules and regulations promulgated thereunder. “SWDA” means the Solid Waste Disposal Act, as amended, and the rules and regulations promulgated thereunder.

(q) Labor Relations; Employees.

The Company’s and each of its subsidiaries’ employees as of the date hereof are listed on Schedule 2.1(q). Except as set forth on Schedule 2.1(q) hereto, (i) neither the Company nor any of its subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them prior to the Closing Date or amounts required to be reimbursed to such employees, (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no such claim has been asserted.

(r) Litigation.

Except as set forth on Schedule 2.1(r) hereto, there is no action, suit, customer claim, counterclaim, proceeding or investigation at law or in equity or by or before any Governmental Authority or other agency (collectively, “Proceedings”) now pending or, to the best knowledge of the Company, threatened against or by the Company or any of its subsidiaries, or affecting the Company or, to the best knowledge of the Company, its directors or officers, or any of the Company’s subsidiaries or any of their respective assets or properties, nor does there exist any basis for any such pending or threatened Proceeding. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any subsidiary or any current or former director or officer thereof. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act. There are no disagreements of any kind presently existing, or reasonably anticipate by the Company or any subsidiary to arise between accountants and lawyers formerly or presently engaged by the Company or any subsidiary and the Company and any subsidiary, including with out limitation, any dispute with respect to any fees owed to its accountants and lawyers.

(s) Tax Matters.

Except as set forth on Schedule 2.1(s) hereto, (i) the Company and each of its subsidiaries has timely filed all Tax returns, declarations of estimated Tax, Tax reports, information returns and statements (including all attachments thereto) (collectively, the “Returns”) required to be filed by it prior to the Closing Date; (ii) as of the time of filing, the Returns were true, complete and correct and the Company and each of its subsidiaries has paid all Taxes required to be paid, whether or not shown on the Returns to be due; (iii) the Company and each of its subsidiaries has timely paid or made provisions on its books and records for all Taxes payable for any period that ended on or before the Closing Date and for any period that began on or before the Closing Date and ends after the Closing Date, to the extent such Taxes are attributable to income earned or accrued in the portion of any such period ending on the Closing Date; (iv) neither the Company nor any of its subsidiaries is delinquent in the payment of any Taxes, nor has the Company or any of its subsidiaries requested any extension of time within which to file any Return, which Return has not since been filed; (v) there are no pending Tax audits of any Returns of the Company or any of its subsidiaries; (vi) no Encumbrance with respect to Taxes has been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company or any of its subsidiaries has been proposed, asserted or assessed against the Company or any of its subsidiaries; (vii) neither the Company nor any of its subsidiaries has been granted any extension of the statute of limitations applicable to any Return or other Tax claim; (viii) the Company has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 1.897-2(b) of the Regulations promulgated thereunder nor will it become one upon the consummation of the transaction contemplated herein; (ix) the Company, each of its subsidiaries, and each of their respective predecessors has complied with all applicable Laws relating to the payment and withholding of Taxes and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and neither the Company nor any of its subsidiaries is liable for any Taxes for failure to comply with such Laws; (x) No claim has ever been made in writing by a governmental authority in a jurisdiction where any of the Company and the Company subsidiaries does not file Returns that it is or may be subject to taxation by that jurisdiction; (xi) there are no Tax sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving any of the Company and the Company subsidiaries; and (xii) neither the Company nor any of the Company subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2). “Tax” means any of the Taxes and “Taxes” means, with respect to any Person, (A) all income Taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (1) being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable law) or successor of another Person, (2) being a member of an affiliated, combined, consolidated or unitary group or (3) any Contractual Liability.

(t) Related Party Transactions.

Except as set forth on Schedule 2.1(t) hereto, no current or former stockholder, director, officer or employee of the Company or any of its subsidiaries, nor any “associate” (as defined in the rules and regulations promulgated under the Securities Act), of the Company or any of its subsidiaries is presently, or since the inception of the Company has been, directly or indirectly through his, her or its affiliation with any other Person, a party to any transaction with the Company or any of its subsidiaries, providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such Person (other than the payment of salaries and benefits to employees in the ordinary course of business).

(u) Offering Exemption.

(1) Assuming the accuracy of the representations of the Investors in Section 2.2(a) the offering, sale, and issuance of the Securities, Warrant Shares and the Reserved Shares are, or will be, exempt from registration under the Securities Act and the rules and regulations promulgated thereunder, such offering, sale and issuance is also exempt from registration under applicable state securities and “blue sky” laws, and such offering, sale and issuance does not contravene the rules and the regulations of the Trading Market. The Company has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” laws.

(2) Assuming the accuracy of the representations of the Investors set forth in Section 2.2(a), neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior or concurrent offerings by the Company for purposes of the

Securities Act, any state securities laws or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(3) Neither the Company nor any Person acting on behalf of the Company had offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain “accredited investors” as defined in Rule 501 under the Securities Act and “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act.

(v) Insurance.

The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each of its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage, and such insurance contracts and policies are accurate and complete. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(w) Sarbanes-Oxley; Controls and Procedures.

The Company and its subsidiaries are in compliance with all provisions of Sarbanes-Oxley which are applicable to it as of the date hereof. The Company and all of its subsidiaries, giving effect to the consummation of the SB Transaction, will be in compliance with all provisions of Sarbanes-Oxley which are applicable to it as of the Closing Date except as permitted pursuant to the transitions rules of The Nasdaq Stock Market’s Marketplace Rules with respect to SB and its subsidiaries. Except as disclosed on Schedule 2.1(w), the Company and its subsidiaries have established and maintain and will, upon consummation of the SB Transaction, maintain an effective system of internal control over financial reporting (as such term is defined in the Exchange Act ) regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the issuer’s assets that could result in a Material Adverse Change on the financial statements. Except as disclosed on Schedule 2.1(w), the Company and its subsidiaries have established and maintain and will, upon consummation of the SB Transaction, maintain disclosure controls and procedures (as defined in Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the applicable SEC Reports their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by such SEC Reports based on such evaluation. Since the last such evaluation date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting, or other factors that could significantly affect the Company’s internal control over financial reporting, have been identified.

(x) Investment Company.

Neither the Company nor any of its subsidiaries is (either independently or as a consolidated group) an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company and each of its subsidiaries shall conduct their business in a manner so that they will not become subject to the Investment Company Act, as amended. The Company is not governed by or subject to Section 7(b) or Rule 419 of the Securities Act.

(y) Listing and Maintenance Requirements.

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, in the two (2) years preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements for continued listing of the Common Stock on the applicable Trading Market, including the eligibility rules thereunder. Upon satisfaction of the conditions precedent set forth in Article III hereof with respect to stockholder approval of the issuance of the Securities, the issuance and sale of the Securities under the Documents shall not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted or the rules and regulations of the Nasdaq’s Global Market or Capital Market.

(z) Application of Takeover Protections.

Except to the extent the Company has authorized but not issued shares of preferred stock of the Company, $0.0001 par value per share as set forth in the Certificate of Incorporation, the Company and its Board of Directors have or prior to Closing shall have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(aa) Foreign Corrupt Practices.

Neither the Company, any of its subsidiaries, nor any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Accountants.

The Company’s accountants are Ehrhardt Keefe Steiner & Hottman, P.C. Such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K, or Form 10-KSB, if applicable, for the year ending December 31, 2006, are an independent registered public accounting firm as required by the Securities Act and registered with the Public Company Accounting Oversight Board. The Company expects such accountants to consent to the inclusion of their opinion on such financial statements into the registration statement and the prospectus which forms a part thereof.

(cc) No Manipulation of Stock.

The Company has not taken and will not take, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

(dd) SB Transaction.

All of the representations and warranties of SB and the SB stockholders contained in the SB Merger Agreement or any other agreement, instrument or document entered into in connection with the SB Transaction are incorporated by reference herein and are hereby deemed to be made by the Company to the Investors. All of the representations and warranties of the Company contained in the SB Merger Agreement or any other agreement, instrument or document entered into in connection with the Merger are incorporated by reference herein and are hereby deemed to be made by the Company to the Investors. The Company and its subsidiaries have not agreed to any material amendments or supplements of, or any material amendment or supplement to, or waived any provision or material rights or any condition precedent to closing the merger pursuant to the SB Merger Agreement (including the waiver of the right of the Company to terminate the SB Merger Agreement or not to consummate the closing of the merger pursuant to the SB Merger Agreement including pursuant to Section 2.8(b)

thereunder) contained in the SB Merger Agreement or any other agreement, instrument or document entered into with respect to the SB Transaction (in each case, an “SB Amendment”). The Company shall not agree to any SB Amendment without the prior written consent of the Requisite Investors. In the event that the Company agrees to any amendment, supplement, or waiver of the SB Merger Agreement or any other agreement, instrument or document entered into with respect to the SB Transaction that is not an SB Amendment, the Company shall provide each Investor, within one (1) Business Day, notice of such amendment or waiver and the terms thereof. The Company represents that it has provided the Investors with the final, valid and complete copy of the executed SB Merger Agreement and each other agreement, instrument and document entered into in connection therewith and the Company represents that no items were included in the disclosure schedules which adversely affects the business, operations, affairs, prospects, condition, properties or assets of the Company or SB as of the date hereof.

(ee) Brokers.

Except for Citigroup Global Markets, Inc. and Banc of America Securities, LLC, neither the Company nor any of its subsidiaries, nor any of the officers, directors, employees or stockholders of the Company or any of its subsidiaries, has employed any broker or finder in connection with the transactions contemplated by this Agreement.

(ff) Registration Rights.

Except as set forth in the Registration Rights Agreement or on Schedule 2.1(ff), no Person has any right to cause the Company or any of its subsidiaries to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any of its subsidiaries.

(gg) Disclosure.

None of the Documents, any other document provided to the Investors by the Company pursuant to the Documents, or the portion of the Executive Summary, provided by Citigroup Global Markets, Inc. dated July 2006, describing the business of the Company, SB and its subsidiaries, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date thereof or the Closing Date. There is no fact known to the Company which adversely affects or in the future may adversely affect the business, operations, affairs, prospects, condition, properties or assets of the Company.

(hh) Use of Proceeds.

The proceeds received by the Company from the sale of the Securities shall be used by the Company for payment of a portion of the cash consideration to be paid to SB stockholders in the Merger and for working capital purposes following the SB Transaction.

2.2 Representations of the Investors.

Each Investor, severally and not jointly, represents to the Company as follows:

(a) Investment Representations.

(i) Such Investor is acquiring the Securities for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

(ii) Such Investor understands that the Securities have not been, and any shares of capital stock issuable upon conversion of the Series A Preferred Shares and the exercise of the Warrants will not be, registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(iii) Such Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

(iv) Such Investor has had a reasonable time prior to the date hereof to ask questions and receive answers concerning the terms and conditions of the offering of the Securities, and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable such Investor to understand and evaluate the risks of such investment and form an investment decision with respect thereto. The foregoing representation, however, shall not limit or modify the representations and warranties of the Company contained in this Agreement or any other Document or the right of the Investors to rely thereon.

(v) If such Investor is not the OZ Entities or the GC Entities, then such Investor is not relying on any representation, warranty, statement, act (including the fact that one or more OZ Entity or GC Entity is an Investor) or investment expertise of any OZ Entity or GC Entity in making such Investor’s decision to purchase the Securities.

(vi) Such Investor is an “accredited investor,” as such term is defined in Rule 501 or a “qualified institutional buyer” as such term is defined in Rule 144A (the provisions of which are known to such Investor) promulgated under the Securities Act.

(vii) Each Investor is an entity duly organized, validly existing and in good standing under the laws of the applicable jurisdiction of its formation. Such Investor has all requisite power and authority to execute, deliver and perform the Documents to which such Investor is a party and to consummate the transactions contemplated by the Documents to which such Investor is a party. The execution, delivery and performance by each Investor, as applicable, of the Documents to which such Investor is a party have been duly authorized by all requisite action of such Investor and each Document to which such Investor is a party constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

(b) Brokers and Finders.

No Person acting on behalf or under the authority of such Investor is or will be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated hereby.

2.3 Relationship Among Investors.

Each Investor acknowledges that it has, and agrees that it shall continue to, make independent decisions concerning the investment in the Securities purchased hereby and exercising or refraining from exercising any rights under any of the Documents and no inference, presumption or conclusion that such Investors constitute a “Group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder (“Group”) shall be raised from the fact that the Investors collectively may exercise or refrain from exercising any rights in the same manner, that such Investors may be represented by a single law firm or advisor or that any rights or agreements were negotiated with the Company at the same time or amended or modified with the Company and the Investors in the same or a similar manner or pursuant to a single document.

ARTICLE III

PRIOR OR SIMULTANEOUS ACTIONS

3.1 Closing Conditions.

The obligations of each applicable party at the Closing to consummate the transactions contemplated at the Closing shall be subject to the fulfillment, or waiver by the parties, of each of the following conditions:

(a) The approval of the Company’s stockholders shall have been obtained for each of (A) the issuance of the Securities; and (B) the filing of the Restated Certificate.

(b) On or prior to the Closing Date, the SB Transaction shall have been approved by the Company’s stockholders and the SB stockholders.

(c) On or prior to the Closing Date, the SB Transaction shall have been consummated in accordance with its terms (with no SB Amendment which has not been properly approved pursuant to the terms hereof).

(d) No court, arbitrator or Governmental Authority shall have issued any order restraining the consummation of the transactions contemplated by this Agreement, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Authority and be pending.

(e) Restated Certificate. The Restated Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall have become effective.

(f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Company, Escrow Agent and all other parties thereto and be in full force and effect.

3.2 Investor Closing Conditions.

The obligation of each of the Investors to purchase the Securities at the Closing is subject to the fulfillment, or the waiver by such Investor, of each of the following conditions on or before the Closing Date:

(a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in the Documents shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and the date of the Closing as if made on and as of the Closing, and the Investors shall have received a certificate of an officer of the Company to such effect on the Closing Date.

(b) Compliance with Covenants. The Company shall have performed and complied in all material respects (except those covenants that are qualified as to materiality, which shall have performed and complied in all respects) with all agreements and covenants contained in the Documents as of the date of the Closing, and the Investors shall have received a certificate of an officer of the Company attesting as to such compliance.

(c) No Material Adverse Change. No Material Adverse Effect (as defined in the SB Merger Agreement) shall have occurred (or shall be reasonably likely to occur) since December 31, 2005 nor shall there exist any condition or fact which has, or would reasonably be likely to have, a Material Adverse Effect on the Closing Date, in each case, with respect to SB and its subsidiaries, and no Material Adverse Change shall have occurred (or shall be reasonably likely to occur) since the Company Balance Sheet Date, with respect to the Company and its subsidiaries.

(d) Registration Rights Agreements.

(1) The Registration Rights Agreement shall have been executed and delivered by the Company thereto and shall be in full force and effect.

(2) The Registration Rights Agreement dated on or about December 16, 2005 by and among the Company and the parties thereto (the “Founders Registration Rights Agreement”) shall have been amended and restated to reflect the amendments to certain provisions as set forth on Exhibit E.

(e) Required Consents. All consents, approvals and other actions of, and notices and filings with, all Persons as may be necessary or required with respect to the execution and delivery by the parties of the Documents, and the consummation by the parties of the transactions contemplated thereby, including the SB Transaction have been obtained or made including all filings, consents and approvals required under the HSR Act and/or any other Law concerning competition matters, any state securities laws and Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware, and an authorized officer of the Company shall deliver a certificate to each Investor to such effect on the Closing Date.

(f) Authorizing Actions of the Company. Prior to the Closing Date, the Investors shall have received certified copies of all requisite corporate and stockholder actions taken by the Company to authorize the Company’s execution and delivery of the Documents to which it is a party and its consummation of the transactions contemplated thereby, and such other documents and other instruments as the Investors or their counsel may reasonably request including a certificate signed by the Secretary of the Company, dated as of the Closing Date, as to: (i) a copy, certified by the Secretary of the Company, of the resolutions of the Board of Directors of the Company evidencing approval of the Documents and consummation of the transactions contemplated therein and other matters contemplated hereby; (ii) a copy, certified by the Secretary of the Company, of the By-laws of the Company; (iii) certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement; (iv) certifying the names, titles and signatures of the officers of the Company authorized to sign this Agreement and other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers; and (v) a copy, certified by the Secretary of the Company and certified by the Secretary of State of Delaware, of the Certificate of Incorporation of the Company as in effect on the Closing Date. The Investors shall have received (i) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization of the Company and each of its subsidiaries and its good standing in such jurisdiction and (ii) a facsimile, telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next Business Day preceding the Closing Date as to the continued good standing of the Company.

(g) Opinion of Counsel. The Investors shall have received the opinion dated as of the Closing Date from counsel to the Company in a form to be agreed to by the Requisite Investors, in their reasonable discretion on behalf of the Investors, and the Company, in its reasonable discretion. In addition, the Investors shall be recipients of, and shall be entitled to rely upon, and receive reliance letters with respect to, each of the legal opinions delivered by counsel to the Company to SB and by counsel to SB to the Company pursuant to the SB Merger Agreement.

(h) Payment of Fees. On or prior to the date of the Closing, the Company shall have reimbursed the fees and expenses as provided in Section 7.1 hereof.

(i) Warrants; Stock Certificates. On the date of the Closing, the Investors purchasing Series A Preferred Shares or, with respect to the OZ Entities and the GC Entities their designees (who shall be Credit Suisse Attn: Edward Mcalea; 11 Madison Ave; New York, NY 10010 with respect to the OZ Entities (such account numbers to be separately provided to the Company), and shall be Goldman, Sachs & Co. Attn: Michael Daly; One New York Plaza; 44th Floor; New York, NY 10004 with respect to the GC Entities (such account numbers to be separately provided to the Company)) shall have received Warrants evidencing their purchase of the Warrants hereunder, and the Investors shall have received a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the applicable Shares registered in the name of each Investor.

(j) De-Listing Suspension of Trading. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company or relating to the announcement of the SB Transaction, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(k) Financing.

(1) Investors shall have in the aggregate purchased Securities for a total Subscription Amount equal to the greater of (x) two hundred and forty million dollars ($240,000,000) and (y) such amount, together with the net proceeds of the closing of the debt financing as set forth in Section 3.2(k)(2) below and cash otherwise available to the Company, as shall be required for the Company to consummate the transactions contemplated by the SB Merger Agreement including all fees and expenses incurred by the Company in connection with the Documents and the consummation of the transactions contemplated thereby including the SB Merger Agreement and consummation of the Merger. In determining the amounts (i) available from the debt financing for purposes of the foregoing clause (y), committed amounts under the revolving credit facility to be entered into at Closing and referenced in the Financing Letter shall not be taken into account, except in the event the maximum number of SB Shares permitted to be issued pursuant to the SB Merger Agreement are issued, then an amount of up to $10,000,000 of such revolving credit facility shall be so taken into account solely to the extent such amount is used to consummate the redemption of shares of Common Stock issued in the Company’s initial public offering solely as, and to the extent, set forth in Article XII of the Company’s Certificate of Incorporation in effect immediately prior to the filing of this Restated Certificate and (ii) of cash available to the Company for purposes of the foregoing clause (y), $2,000,000 cash of the Company to be used in the ongoing operation of the Company and its subsidiaries (including SB and its subsidiaries) shall not be taken into account; with such two hundred and forty million dollars ($240,000,000) or other greater amount being held in escrow pursuant to the Escrow Agreement.

(2) The Company shall have closed on one hundred and eighty million dollars ($180,000,000) of debt financing, one hundred and sixty million dollars ($160,000,000) of debt financing of which shall be fully funded at Closing, in connection with the SB Transaction on terms and conditions set forth in the Financing Letter (as hereinafter defined); provided, however, in the event the maximum number of SB Shares permitted to be issued pursuant to the SB Merger Agreement are issued, then the Company shall fully fund on such additional amount of debt financing (in excess of $160,000,000), not to exceed an additional

$10,000,000, as may be required to consummate the redemption of shares of Common Stock issued in the Company’s initial public offering solely as, and to the extent, set forth in Article XII of the Company’s Certificate of Incorporation in effect immediately prior to the filing of this Restated Certificate.

3.3 Company Obligations to Close.

The obligations of the Company at the Closing to consummate the transactions contemplated at the Closing with respect to the Investors shall be subject to the fulfillment, or waiver by the Company, of the following conditions:

(a) All representations and warranties of the Investors contained herein shall remain true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date, as if made at and as of the Closing Date.

(b) The Investors shall have performed all of their covenants (except those covenants that are qualified as to materiality, which shall have performed and complied in all respects) and agreements to be performed on or prior to the Closing Date.

(c) The applicable waiting period (and any extension thereof) applicable to the purchase and sale of the Securities under the HSR Act or any other Law relating to competition matters shall have terminated or expired.

(d) All consents, approvals and other actions of, and notices and filings with, all Persons as may be necessary or required with respect to the execution and delivery by the parties hereto of the Documents, and the consummation by the parties of the transactions contemplated thereby, have been obtained or made including all filings, any state securities laws and Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(e) With respect to each Investor, such Investor’s Subscription Amount shall be delivered by wire transfer to the account as specified in writing by the Company (which will be disbursed from the Escrow Account pursuant to the Escrow Agreement) except the Company shall be obligated to consummate the Closing with respect to those Investors whose funds have been provided if the Company shall consummate the closing of the Merger regardless of whether all Investors have funded or not.

(f) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

ARTICLE IV

COVENANTS

4.1 Conduct Pending Closing; Non-Solicitation.

(a) From and after the date hereof until the Closing Date, except as contemplated by the Documents and unless otherwise consented to in writing by the Requisite Investors, the Company and Acquisition Subsidiary shall (i) conduct its business substantially as presently conducted and only in the ordinary course and (ii) shall not, and shall cause its subsidiaries and each of their respective Affiliates not to (A) enter into or agree to an SB Amendment, and (B) directly or indirectly, consent to any request made by SB or its representatives pursuant to the SB Merger Agreement (whether pursuant to covenants governing pre-closing periods or otherwise, except for consents as to requests made by SB with respect to Sections 4.2(d), (e), (f), (g) and (l) of the SB Merger Agreement with respect to immaterial matters). The Requisite Investors shall respond to consent requests pursuant to this Section 4.1(a) within a reasonable time frame, but in no event later than ten (10) days after the date on which the Investors receive a written request for such consent in the manner set forth in Section 7.4.

(b) Investors have received true and correct executed copies of a commitment letter from certain lenders (the “Financing Letter”) in the signed version previously delivered to the Investors, pursuant to which such lenders have committed to provide to the Company debt financing in the amounts set forth therein, subject only to the terms and conditions set forth therein. The Financing Letter shall not be amended or modified prior to the date of this Agreement and, as of the date hereof, the respective commitments contained in the Financing Letter have not been withdrawn or rescinded in any respect. From and after the date hereof until the Closing Date, except as contemplated by the Documents and unless otherwise consented to in writing by the OZ Entities in their sole discretion, the Company shall not amend or modify the Financing Letter.

(c) The Company shall give prompt notice to the Investors of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect (including any representation or warranty made in the SB Merger Agreement) or (ii) the failure by it or any subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or any subsidiary under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreement of the parties or the conditions to the obligations of the parties or indemnification rights under this Agreement, except as set forth in Section 5.2(b). After the date hereof and prior to the Closing Date, the Company shall not have the right to update the disclosure schedules to this Agreement; provided, however, that the Company shall have the right to update the disclosure schedules solely to reflect Contracts entered into or other affirmative actions taken by the Company after the date hereof and prior to the Closing to the extent such Contracts or actions are entered into in connection with consummating the transactions contemplated by the SB Merger Agreement and to the extent such Contracts and other actions are permitted to be entered into or taken by the Company pursuant to this Agreement (including pursuant to Section 4.1 hereof); provided further, however, that the disclosure schedules shall in no event be deemed to be updated (including pursuant to this Section 4.1(c)) and no items will be deemed to be disclosed as such for purposes of determining whether or not the conditions precedent set forth in Section 3.2(c) have been satisfied.

(d) The parties shall use their reasonable best efforts to ensure that all conditions to the Closing set forth in Section 3.1 (with respect to either the Company or an

Investor, as applicable), Section 3.2 (with respect to the Company) and Section 3.3 (with respect to the Investors) are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

(e) Stockholders Meeting. As promptly as possible after the date hereof the Company will prepare, and in no event later than ten (10) calendar days after receipt of the financial statements required to be included in the proxy statement or information statement relating to the transactions contemplated by the SB Merger Agreement (the “Proxy Statement”), the Company shall file a preliminary Proxy Statement with the Commission. The Company will respond to any comments of the Commission and use its commercially reasonable efforts to mail the Proxy Statement to its stockholders at the earliest practicable time. As soon as practicable following its approval by the Commission, the Company shall distribute the Proxy Statement to its stockholders and, pursuant thereto, shall hold a special meeting of its stockholders, for the purpose of voting on the transactions contemplated by this Agreement including the offering of the Securities and the Merger (the “Stockholders Meeting”). Such efforts will include, without limitation, the preparation, delivery and dissemination of the Proxy Statement, prepared in accordance with the Exchange Act, to the stockholders of the Company soliciting their vote in favor of the transactions contemplated hereby (the “Stockholder Approval”) and containing advice that the Board of Directors recommends that the stockholders approve the transactions contemplated by this Agreement. The Company shall deliver copies of the Proxy Statement to each Investor and such Investor’s counsel at least two (2) Business Days prior to the dissemination of the Proxy Statement to the stockholders of the Company.

(f) Prior to Closing, the Company shall not and shall cause each subsidiary and its subsidiaries’ officers and directors not to, and each of the foregoing shall not permit their respective agents, representatives, advisors or subsidiaries to (whether directly or indirectly) (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers (“Acquisition Proposals”) from any Third Party relating to (A) any acquisition or purchase of assets of the Company and its subsidiaries other than in the ordinary course of business consistent with past practice, (B) the purchase of any equity security of the Company or any of its subsidiaries (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any equity security, other than Securities issued hereunder, or pursuant to any equity incentive plans approved by the Requisite Investors or that may be issued pursuant to Section 2.13 of the SB Merger Agreement, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries (except for the acquisition of SB and its subsidiaries pursuant to the SB Merger Agreement), or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement (each of the foregoing items set forth in (A) through (D), an “Alternative Transaction”), or agree to or endorse any Alternative Transaction, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets in connection with any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than the Investors) to do or seek any of the foregoing.

Subject to the provisions of the previous sentence, the Company shall immediately cease and cause its subsidiaries and its and their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing, except to advise such Third Party of the existence of the provisions of this Section, and shall use its best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such Third Party or in the possession of any agent or advisor of any such Third Party; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders and/or (ii) taking any action that the Board of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law (it being understood that the Board of the Company may rely on the written advice of its outside counsel in good faith and the Investors agree not to take a contrary position to any such written advice). “Third Party” means any person or Group, other than the Investors or any of their respective Affiliates.

4.2 Transfer Restrictions.

(a) The Company and each Investor expressly acknowledge that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, including pursuant to Section 4(2), Rule 144 or any other applicable exemption, to the Company or to an Affiliate of a Investor or in connection with a pledge as contemplated in Section 4.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, a form of which opinion shall have been reasonably agreed to prior to the Closing or promptly thereafter by each of the Company and the Requisite Investors, which form of legal opinion may be used, and shall be accepted, thereafter with respect to all such transfers, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Investor under this Agreement and the Registration Rights Agreement.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.2(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A

TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company and the Investors acknowledge and agree that any Investor may, as permitted by law, from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Investor may, as permitted by law, transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company, provided that, upon the reasonable request of the Company, a legal opinion of legal counsel to the pledgee, secured party or pledgor shall be obtained. At the Company’s expense, so long as the Securities are subject to the legend required by this Section 4.2, the Company will use its reasonable commercial efforts to execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities. The foregoing does not affect such Investor’s obligations pursuant to Section 4.2(a).

(d) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.2(b)), (i) while a registration statement (including the Registration Statement (as such term is defined in the Registration Rights Agreement)) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Closing Date if required by the Company’s transfer agent to effect the removal of the legend hereunder as permitted pursuant to the previous sentence. The Company agrees that following the Closing Date or at such time as such legend is no longer required under this Section 4.2(d), it will, no later than three (3) Trading Days following the delivery by a Investor to the Company or the Company’s transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investors by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(e) Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.2 is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.3 Furnishing of Information.

The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Securities purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

4.4 Integration.

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure, Publicity.

The Company shall, on or before 5:00 p.m. Eastern time on the fourth (4th) Business Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Requisite Investors, disclosing all such information required to be disclosed pursuant to the rules and regulations of the Commission, including the material terms of the transactions contemplated hereby, and shall attach the Documents thereto. The Investors shall not issue any press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the Company with prior notice of such public statement or communication. No Investor shall be named in a press release or any other public disclosure or announcement to be issued by another Investor or the Company without the prior written consent of the Investor to be named, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the Investor to be so disclosed with prior notice of such public statement or communication.

4.6 Non-Public Information.

The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company covenants and agrees that all material, non-public information provided to the Investors will be publicly disclosed in the preliminary Proxy Statement to be filed pursuant to Section 4.1(e).

4.7 No Registration.

The Company agrees not to issue any securities pursuant to any registration statement or register for resale on behalf of others any securities prior to the date that is ninety (90) days after the Effectiveness Date (as such term is defined in the Registration Rights Agreement), except for (i) securities subject to a registration statement on Form S-8, (ii) the resale of shares of Common Stock underlying outstanding warrants, and (iii) securities issued in connection with an acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

4.8 Termination Fee.

Upon receipt of any termination or similar fee under the terms of the SB Merger Agreement, the Company shall pay to each Investor two percent (2%) of such Investor’s Subscription Amount, to the extent that the Company has sufficient funds to pay such amounts after payment of any costs and expenses incurred by the Company in the collection of any such termination fee.

4.9 Reservation of Common Stock.

Prior to the Closing, the Company shall have reserved and the Company shall thereafter continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Common Shares, Reserved Shares or Warrant Shares pursuant to this Agreement.

4.10 Equal Treatment of Investors.

No consideration shall be offered or paid to any holder of a class of Securities to amend or consent to a waiver or modification of any provision of any of the Documents unless the same consideration is also offered to all of the holders of the same class of Securities. Except as set forth in the SEC Reports, the Company has not entered into any transaction document or agreement with any other party prior to the Closing Date with respect to the offering of the Company’s securities except as contemplated hereby and except as contemplated by the SB Merger Agreement. The Company has not entered into any transaction document or agreement with any Investor in connection with the purchase by such Investor of its Securities (including by any amendment, supplement or side letter thereto or by any other agreement), containing more favorable terms than as set forth in the Documents.

4.11 Short Sales.

Each Investor acknowledges the Commission’s position, and such Investor will adhere to such position, set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the acknowledgement and adherence obligation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.12 Delivery of Securities After Closing.

The Company shall deliver, or cause to be delivered, certificates evidencing the respective Shares purchased by each Investor to such Investor or, with respect to the OZ Entities and the GC Entities their designees (who shall be Credit Suisse Attn: Edward Mcalea; 11 Madison Ave; New York, NY 10010 with respect to the OZ Entities (such account numbers to be separately provided to the Company), and shall be shall be Goldman, Sachs & Co. Attn: Michael Daly; One New York Plaza; 44th Floor; New York, NY 10004 with respect to the GC Entities (such account numbers to be separately provided to the Company)) with respect to the GC Entities) within three (3) Trading Days of the Closing Date.

4.13 Nasdaq Listing.

(a) The Company shall file to list all of its Common Stock, including without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, on Nasdaq’s Global Market or Capital Market or the American Stock Exchange by the date that is fourteen (14) calendar days after the Closing Date and shall list its Common Stock, including, without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, by the date that is ninety (90) calendar days after the Closing Date; and at any time when such Common Stock is listed on the Nasdaq’s Capital Market or the American Stock Exchange, the Company shall use its best efforts to promptly seek to list all of its Common Stock on Nasdaq’s Global Market, including, without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, if at any time it becomes eligible to do so. The Company shall maintain the listing of shares of its Common Stock, including without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, on the Over-the-Counter Bulletin Board until such time as it has listed the shares of Common Stock, including without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, on Nasdaq’s Global Market or Capital Market or the American Stock Exchange and thereafter shall maintain such listing.

(b) The Company shall file with The Portal Market of The Nasdaq Stock Market, Inc. (“Portal”) to designate all of the Series A Preferred Shares as “Portal Trading Securities” on Portal to the extent the Series A Preferred Shares are eligible for such qualification and listing, promptly following the date hereof and the Series A Preferred Shares shall be designated as such by the date that is fourteen (14) calendar days after the Closing Date. Each Investor acknowledges that Series A Preferred Shares of shareholders which are not “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act may not be eligible for trading via Portal.

(c) If the Company fails to list, designate, and/or maintain such listing as set forth in Section 4.13 (a) and/or (b), the holders of the Series A Preferred Shares purchased hereunder shall have the rights set forth in Section 9(e) of the Restated Certificate and Section 4(c) of the Warrants.

(d) If the Company fails to list, and/or maintain such listing as set forth in Section 4.13(a) (each a “Default”), each holder of Common Shares purchased hereunder shall have the right to be issued by the Company, on each ninety (90) day anniversary of the date of the occurrence of the Default (if the applicable Default shall not have been cured by such date) until the applicable Default is cured with respect to each Common Share so purchased, a fractional share of Common Stock calculated by dividing (x) the decrease in the Conversion Price (as defined in the Restated Certificate) of a Series A Preferred Share as a result of the same Default pursuant to Section 9(e) of Article IV of the Restated Certificate for the same period by (y) $7.46 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event after the Closing Date). The Company and Investors shall treat any shares issued pursuant to this Section 4.13(d) or pursuant to Section 2(b) of the Registration Rights Agreement as an adjustment to the Subscription Amounts of each applicable Investor for Tax purposes and shall file their Returns accordingly, unless otherwise required by applicable Law or change in applicable Law causes any such payment not to be so treated.

(1) For the sake of clarity and by example, in the event a Default has occurred for the first time and continues for six (6) consecutive months, (i) the Conversion Price of a Series A Preferred Share would be decreased by one-percent (1%) of the original $9.00 Conversion Price for the first ninety (90) days so as to be reduced by $0.09 to $8.91, (ii) the Conversion Price of a Series A Preferred Share would be decreased by an additional one-percent (1%) of the $9.00 Conversion Price for the second ninety (90) days so as to be reduced by $0.09 to $8.82, (iii) each holder of a share of Common Stock purchased hereunder shall be entitled to receive 0.012064 shares of Common Stock for the first ninety (90) days, and (iv) each holder of a share of Common Stock purchased hereunder shall be entitled to receive an additional 0.012064 shares of Common Stock for the second ninety (90) days.

4.14 Redemption of Preferred Shares.

(a) Notwithstanding anything in the Restated Certificate to the contrary, in the event the Company provides a Redemption Notice (as defined in the Restated Certificate) and the redemption by the Company of the Series A Preferred Shares of a holder thereof pursuant to the terms of the Redemption Notice at such time would cause such holder of Series A Preferred Shares or such holder’s Affiliates (each an “Additional Redemption Holder”) to recognize dividend income pursuant to the Code or the other applicable rules and regulations of any taxing authority (in each case as reasonably determined by the applicable Additional Redemption Holder) then each such Additional Redemption Holder shall not be required in such holder’s sole discretion, subject to the terms of Section 4.14(b), to have all or any portion of its Series A Preferred Shares redeemed in accordance with this provision; provided, that upon delivery of a

Redemption Notice, such Redemption Notice and the Company’s obligation to redeem the Series A Preferred Shares thereunder, shall be irrevocable by the Company (unless waived by such Applicable Redemption Holder) until such redemption shall have been effected pursuant to Section 4.14(b).

(b) Notwithstanding anything in Section 4.14(a) to the contrary, at such time as either (x) the Additional Redemption Holder shall have sold sufficient shares of Common Stock, Warrants, Public Warrants or other securities of the Company convertible or exercisable for Common Stock (“Convertible Securities”) (“Additional Redeemed Securities”) held by such Additional Redemption Holder, or (y) except to the extent Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder and/or the provisions of the HSR Act and/or any other Law concerning competition matters would arise in the same or a similar manner as set forth in Sections 7(c) and 7(d) of the Restated Certificate (the benefit of which may be waived by the affected Additional Redeemed Holder) the Company shall redeem, or a third party purchaser made available by the Company shall purchase, sufficient Additional Redeemed Securities held by such Additional Redemption Holder, in each case, such that such Additional Redemption Holder would not recognize dividend income with respect to the redemption of such holder’s Series A Preferred Shares or Additional Redeemed Securities (if any), then, the redemption of the Series A Preferred Shares held as of the date of the Redemption Notice with respect to such Additional Redemption Holder shall be consummated promptly thereafter. The Company shall redeem no more than the minimum number of Additional Redeemed Securities from an Additional Redemption Holder that is necessary to ensure that the Applicable Redeemed Holder would not (as reasonably determined by the Additional Redemption Holder) recognize dividend income with respect to the redemption of such holder’s Series A Preferred Shares and Additional Redeemed Securities (if any); provided, however, that the Company shall redeem or any Company provided third party purchaser shall purchase Additional Redeemed Securities on the same terms and conditions and at the same price (with respect to each type of Additional Redeemed Securities determined to be sold by each applicable Additional Redemption Holder) from each Additional Redemption Holder.

(c) The Corporation shall purchase the Additional Redeemed Securities in the following order of priority based upon the type of Additional Redeemed Securities held by the applicable Additional Redemption Holder:

(i) first, shares of Common Stock held by each Applicable Additional Redemption Holder, if any;

(ii) second, if an Additional Redemption Holder has not (as reasonably determined by the Additional Redemption Holder) had sufficient Additional Redeemed Securities redeemed (pursuant to clause (c)(i) above) so as to avoid the recognition of dividend income on the redemption of such holder’s Series A Preferred Shares, then repurchase of the warrants issued pursuant to the Public Warrant Agreement held by each applicable Additional Redemption Holder, if any; and

(iii) thereafter, if an Additional Redemption Holder has not (as reasonably determined by the Additional Redemption Holder) had sufficient Additional Redeemed Securities redeemed (pursuant to clauses (c)(i) and (c)(ii) above) so as to avoid the recognition of dividend income on the redemption of such holder’s Series A Preferred Shares, then repurchase of the Warrants held by each applicable Additional Redemption Holder, if any.

(d) Shares of Common Stock held by an applicable Additional Redemption Holder to be redeemed pursuant to Section 4.14(a), shall be redeemed or purchased at a price per share equal to the Fair Market Value (as hereinafter defined) thereof as of the date of consummation of the redemption. Public Warrants held by an applicable Additional Redemption Holder to be redeemed pursuant to Section 4.14(a), shall be redeemed or purchased at a price per such Public Warrant equal to the Fair Market Value (as hereinafter defined) thereof as of the date of consummation of the redemption. Warrants issued hereunder and held by an applicable Additional Redemption Holder to be redeemed pursuant to Section 4.14(a), shall be redeemed or purchased at a price per such Warrant equal to the Fair Market Value (as hereinafter defined) thereof as of the date of consummation of the redemption.

(e) For purposes of this Section 4.14, the “Fair Market Value” as of a particular date shall be determined as follows: (i) if shares of Common Stock, Public Warrants, Warrants or other Convertible Securities are traded on a securities exchange including the New York Stock Exchange, American Stock Exchange and NASDAQ Stock Exchange) or through the NASDAQ Global Market or Capital Market or other over-the-counter market, the Fair Market Value shall be deemed to be the average of the closing sales prices of such shares, warrants or other Convertible Securities on such exchange over the thirty (30) day period ending three (3) days prior to the date of determination of the Fair Market Value; or (ii) if no public market exists for the shares of Common Stock, Public Warrants, Warrants, or other Convertible Securities, the Fair Market Value shall (subject to the applicable Additional Redemption Holders’ right to dispute such valuation as described below) be determined in good faith by the Board of Directors of the Company; provided, however, that the calculation of the Fair Market Value of a Warrant issued hereunder for purposes of this provision only shall be made using the Black-Scholes Option Pricing Model which shall assume for purposes of such calculation that the volatility underlying the Common Stock price be an amount that is the greater of (x) the average volatility for the trailing 250 Trading Days from the date of determination, (y) 50%, or (z) the implied volatility of the Public Warrants (if Public Warrants are outstanding and listed for trading as of the date of determination) as calculated by The Bloomberg Professional data services. If the applicable Additional Redemption Holders holding a majority of Series A Preferred Shares which have not waived their rights under this Section 4.14 disagree with the Board of Directors’ determination of the Fair Market Value, such holders may submit a notice of disagreement to the Company. During the three (3) Business Days immediately following the Company’s receipt of such notice, such holders and the Company shall negotiate in good faith to determine a mutually agreeable resolution. If the parties remain unable to reach agreement after such period, they shall engage one of the “Big 4” accounting firms reasonably acceptable to each such party to resolve such dispute (the “Valuation Firm”). Each of such holders and the Company shall provide (at each’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the Fair Market Value as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Company (and shall not apply any discount due to the fact that the Common Stock, Public Warrants or other securities may constitute “restricted securities”, may be illiquid or represent a minority interest in the Company but shall utilize the Black-Scholes Option Pricing Model and the volatility assumption set forth in the proviso to the first sentence of this Section 4.14(e)). The Valuation’s Firm’s determination shall be binding, and not subject to challenge or collateral attack for any reason other than manifest error. The Company shall pay all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute (the “Valuation Cost”); provided, however, that if the Valuation Firm’s determination of the Fair Market Value is in excess of 50% lower than said holders’ proposed Fair Market Value, then the fees and expenses of the Valuation Firm shall be shared (with respect to the holders of the Series A Preferred Shares involved in the dispute, pro rata in accordance with their respective ownership percentages) in the same proportion that the Company’s position, on the one hand, and the holders’ position, on the other hand, initially presented to the Valuation Firm (based on the aggregate of all differences taken as a whole) bear to the final resolution as determined by the Valuation Firm.

(f) Notwithstanding anything to the contrary, any Additional Redemption Holder shall be entitled to waive the right to have any Additional Redeemed Securities redeemed by the Company or purchased by any Company provided third party pursuant to this Section 4.14.

ARTICLE V

REMEDIES

5.1 Survival.

Irrespective of any investigation, inquiry or examination made by, for or on behalf of any Investor, or the acceptance by any Investor of any certificate or opinion, the representations, warranties and covenants contained herein shall survive the Closing.

5.2 Indemnification.

The Company shall indemnify, defend and hold the Investors and their respective officers, directors, members, partners, affiliates, employees, agents and representatives (collectively, “Indemnitees”) harmless against all liability, loss, and damage (including taxes thereon) together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from (i) the untruth, inaccuracy or breach of any of the representations or warranties contained in the Documents (regardless of whether such representations, or warranties have terminated or expired pursuant to the SB Merger Agreement) and made or deemed made on, or as of, the Closing Date, (ii) the breach of any covenants or agreements of the Company contained in the Documents, (iii) the execution or delivery of any Document or any other agreement or instrument contemplated hereby or thereby, the performance by the Company of its obligations under the Documents or the consummation by the Company of the transactions contemplated hereby or thereby, and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including as may be commenced by third parties), whether based in contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. In the event that any Indemnitee claims any such right of indemnification, such Indemnitee shall provide to the Company written notice thereof, together with reasonable detail regarding such claims and in the event that such claim involves third party claims, allow the Company at its expense to defend such claim(s) on the Indemnitee’s behalf.

5.3 Remedies

In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate (including, without limitation, as set forth in Section 4.13).

5.4 Liquidated Damages.

The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Documents (including, without limitation, as set forth in Section 4.13) is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been cancelled.

5.5 Trust Assets.

(a) As an inducement to the Company to consider the Investor’s subscription herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Investor hereby agrees that it will not now or at any time prior to the Closing have any claim to, or make any claim against, the Trust Assets (as defined below) in excess of such portion of the Trust Assets the Company is permitted to access pursuant to the Investment Management Trust Agreement dated on or about December 16, 2005 (the “Trust Agreement”) whether such claim arises as a result of, in connection with or relating in any way directly or indirectly to, the financing contemplated herein and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”); provided, however, that this waiver will be terminated and of no force and effect in the event that the Company consummates a business combination, including the SB Transaction, and the funds held in the Trust are released from being held as Trust Assets.

(b) Each Investor recognizes and understands that as of August 31, 2006 the Company has on deposit approximately $99,543,000 in a trust (the “Trust”) where it has and will accumulate interest (the initial funds plus interest are referred to hereafter as the “Trust Assets”). The Trust Assets are to be held for the exclusive benefit of the Company’s stockholders to the extent set forth in the Trust Agreement and either distributed as part of the consummation of a business combination between the Company and a business entity or entities meeting certain requirements, the payment of federal and state income taxes on the earned interest or returned to the Company’s stockholders. As of July 31, 2006, the Company owned liquid assets of approximately $1,300,000 outside of the Trust which it intends to use for its working capital and other corporate purposes (the “Non-Trust Assets”), it being understood that this Section 5.5 is not intended to apply to, nor restrict access to, the Non-Trust Assets.

(c) In the event that the Investor commences any action or proceeding based upon, in connection with, relating to or arising out of the financing contemplated herein or in any other way directly or indirectly related to the financing, seeking, in whole or in part, relief against the Trusts Assets, whether in the form of money damages or injunctive relief, in which the Company prevails in whole on all counts as determined by a final adjudicated non-appealable judgment, then the Company shall be entitled to recover from such party(s) who commenced the action or proceeding, the legal fees and associated costs required to defend such action.

ARTICLE VI

TERMINATION

6.1 Termination.

This Agreement shall terminate with respect to an Investor on the earlier of (i) February 16, 2007 (the “Final Termination Date”) if the Closing shall not have occurred prior thereto; provided, however, if as of the Final Termination Date all the closing conditions set forth in Article III have been satisfied (except for those conditions which by their nature are to be satisfied at Closing including the closing of the Merger) but for the fact that the Stockholders Meeting shall not have been held solely due to the fact that the Commission had not as of yet granted approval for, or rejected, the Proxy Statement, then the Company and the Requisite Investors shall discuss in good faith as to whether it is reasonable and practicable to expect Commission approval within a reasonable period of time thereafter, and in the event the Company and the Requisite Investors agree that such approval is reasonably likely within a reasonable period of time thereafter, the Company and such Requisite Investors may, but none of such parties shall be obligated to, agree upon a new Final Termination Date; (ii) if the Company’s stockholders (as required by Law and as required by the Company’s Certificate of Incorporation) fail to approve the Merger and the issuance of the Securities upon receipt of the Proxy Statement and holding of a valid Stockholder Meeting; (iii) by the Requisite Investors (A) if the preliminary Proxy Statement shall not have been filed with the Commission on or before the tenth (10th) calendar day after the receipt of the applicable financial information, as set forth in Section 4.1(e) or (B) if the Proxy Statement shall not have been sent to the Company’s stockholders by January 10, 2007; provided, however, in the event final Commission approval of the Proxy Statement has not been received by January 5, 2007 then the Company and the Requisite Investors shall discuss in good faith as to whether it is reasonable and practicable to expect Commission approval within a reasonable period of time thereafter, and in the event the Company and the Requisite Investors agree that such approval is reasonably likely within a reasonable period of time thereafter, the Company and such Requisite Investors may, but none of such parties shall be obligated to, agree upon a new Final Termination Date; (iv) the date that any permanent injunction or other order of a Governmental Authority preventing the Closing shall have become effective or (v) the date of the termination of the SB Merger Agreement (each of the events in clauses (i)-(v), a “Termination Date”); provided, however, that no such termination will affect the right of any party to initiate legal action for any breach by the other party (or parties). If the Closing has not occurred as of the Termination Date with respect to an Investor, the Company shall direct the Escrow Agent to return the funds held in the Escrow Account on behalf of such applicable Investor to such Investor (together with interest thereon) pursuant to the terms of the Escrow Agreement.

6.2 Effect of Termination.

In the event of a termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Investors or the Company or their respective officers, directors or Affiliates after the Termination Date; provided that Section 6.1, this Section 6.2 and Article VII shall survive any such Termination Date; provided further, that nothing herein shall relieve any party for liability for any breach of any pre-Termination Date obligation.

ARTICLE VII

MISCELLANEOUS

7.1 Fees and Expenses.

The Company shall pay all of its expenses incurred in connection with the preparation, execution and delivery of the Documents and the consummation of the transactions contemplated thereby and shall pay at Closing (to the extent Closing shall have occurred) any and all fees related to filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) made as a result of the acquisition of the Securities on the Closing Date or any other Law relating to competition matters up to $45,000 per Investor with respect thereto, whether or not the transactions contemplated hereby are consummated or the Agreement is terminated on a Termination Date. In addition, the Company shall pay, and hold the Investors and their representatives harmless against all liability for the payment of: (i) up to $700,000 of the fees and charges of O’Melveny & Myers LLP, counsel to certain of the Investors, incurred in connection with the preparation, execution and delivery of the Documents and the consummation of the transactions contemplated thereby, (ii) all reasonable costs and expenses incurred from time to time by the Investors in connection with their monitoring and enforcement of the Company’s performance of and compliance with all agreements and conditions contained in the Documents on its part to be performed or complied with, (iii) the reasonable costs and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Investors in connection with any amendment or waiver of any Document, (iv) any reasonable costs incurred by the Investors in rendering assistance to the Company or any of their subsidiaries at the request of the Company, (it being understood that the Investors are not obligated to render, and may charge additional fees for, such assistance), (v) the reasonable fees and expenses incurred by the Investors in any filing with any Governmental Authority with respect to the Company or any of its subsidiaries that mentions any Investor or its affiliates, (vi) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any Document or any modification, amendment or alteration of any Document, and all issue taxes in respect of the issuance of any Securities, Reserved Shares or Warrant Shares (or any other securities issued in respect thereof), and (vii) up to $50,000 of the fees and charges of Goodwin Procter, LLP, counsel to Citigroup Global Markets, Inc., the Company’s placement agent and advisor on the transactions contemplated hereby. The provisions of this Section are automatically assignable to any Person who acquires any Securities pursuant to Section 7.2. The Company hereby acknowledges that, in the event a Closing occurs, its obligation to reimburse the Investors for the fees and charges of O’Melveny & Myers LLP and to reimburse the fees and charges of Goodwin Procter, LLP pursuant to this Section 7.1 shall be fulfilled at the Closing by permitting the Investors to deduct such fees and charges from the proceeds payable by the Investors to the Company as set forth on Annex I and to wire such amounts directly to O’Melveny & Myers LLP and Goodwin Procter, LLP, as applicable at the Closing.

7.2 Assignment; Parties in Interest.

This Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder. Any Investor may assign any of its rights hereunder; provided, however, that the assignee agrees to be bound by, and entitled to the benefits of, this Agreement as an original party hereto; provided, further, however, assignments by an Investor prior to Closing (other than to its Affiliates) shall require the Company’s prior approval (not to be unreasonably withheld or delayed) of the assignee in the Company’s reasonable discretion solely to the extent the Company has received written legal advice from a nationally recognized law firm that the assignment to such assignee would result in the failure of issuance of the Securities hereunder to be exempt from registration under the Securities Act.

7.3 Entire Agreement; Severability.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter (including, on the Closing Date, any confidentiality or non-disclosure agreement entered into by any of the Investors or their Affiliates with the Company prior to the date hereof, each of which shall be automatically terminated upon the Closing Date (including the provisions thereof that purport to survive the termination thereof)). It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.4 Notices.

All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, electronic transmission or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company:

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Telephone: 303-682-1978

Attention: Robert S. Gluck

with a copy to:

Davis & Kuelthau, s.c.

111 East Kilbourn Avenue, Suite 1400

Milwaukee, Wisconsin 53202

Fax: 414-276-9369

Telephone: 414-276-0200

Attention: Norman J. Matar

and

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, New York 10017

Telephone: 212-370-1300

Attention: Douglas S. Ellenoff

if to the Investors, to the address set forth on Annex I hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a Business Day or, if not a Business Day, the next succeeding Business Day, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of email, upon receipt of acknowledgment of receipt, (d) in the case of telecopy transmission, when received if a Business Day or, if not a Business Day, the next succeeding Business Day, and (e) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted.

7.5 Amendments; Waivers.

The terms and provisions of this Agreement may be modified, waived or amended pursuant to an instrument signed by the Company and the Requisite Investors, except as otherwise permitted as set forth in Section 1.2(c) with respect to the addition of a Joinder Investor; provided, however, that any modification, amendment or waiver that materially and adversely affects any Investor with respect to the rights or obligations in respect of such Investor’s Series A Preferred Shares or Common Shares purchased hereunder in a manner disproportionate to how it adversely affects the rights or obligations in respect of such Securities of other Investors purchased hereunder shall not be effective without the prior written consent of such holder; provided further, however, that the conditions precedent to Closing as set forth in

Sections 3.1 and 3.2 shall not be amended or waived with respect to any particular Investor without the prior written consent of such Investor. In addition, the terms and provisions of each of the Warrants may be modified, amended, or waived pursuant to an instrument signed by the Company and the Requisite Investors; provided, however, that any modification, amendment or waiver that materially and adversely affects any holder of a Warrant with respect to the rights or obligations in respect of such holder’s Warrants in a manner disproportionate to how it materially and adversely affects the rights or obligations of the other holders in respect of their other Warrants shall not be effective without the prior written consent of such holder. Any waiver of any term or provision of this Agreement requested by any party hereto must be granted in advance, in writing, by the Company (if an Investor is requesting such waiver) or by the Requisite Investors (if the Company is requesting such waiver), as the case may be, provided that any amendment that increases the Subscription Amount of any Investor shall require consent of such Investor.

7.6 Counterparts.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.7 Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8 Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

ANY PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.9 Independent Nature of Investors’ Obligations and Rights

The obligations of each Investor under any Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Document. The decision of each Investor to purchase Securities pursuant to the Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Documents. The Company has elected to provide all Investors with the same terms and Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

* * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Securities Purchase Agreement on the date first above written.

BOULDER SPECIALTY BRANDS, INC.

By:	/s/ Stephen B. Hughes
Name:	Stephen B. Hughes
Title:	Chairman and Chief Executive Officer

INVESTOR:

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ Global Special Investments Master Fund, L.P.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

GPC LVII, LLC

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

Fleet Maritime, Inc.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

INVESTOR:

Aragon Trading Company, L.P.

By:	/s/ Brian Yeatman
Name:	Brian Yeatman
Title:	General Partner

INVESTOR:

Westmount Investments LLC

By:	/s/ Robert J. Gillespie
Name:	Robert J. Gillespie
Title:	Principal

INVESTOR:

Investcorp Interlachen Multi-Strategy Master Fund Limited

By:	Interlachen Capital Group LP

By:	/s/ Gregg T. Colburn
Name:	Gregg T. Colburn
Title:	Authorized Signatory

INVESTOR:

UBS AG

By:	/s/ Chris Coward
Name:	Chris Coward
Title:	Director

INVESTOR:

Glenhill Capital Overseas Master Fund, L.P.

By:	Glenhill Capital Overseas G.P. Ltd.

By:	/s/ Glenn J. Krevlin
Name:	Glenn J. Krevlin
Title:	Director

INVESTOR:

Glenhill Capital, L.P.

By:	Glenhill Capital Management, LLC

By:	/s/ Glenn J. Krevlin
Name:	Glenn J. Krevlin
Title:	Managing Member

INVESTOR:

Glenview Capital Partners, L.P.

By:	Glenview Capital Management, LLC its investment manager

By:	/s/ Richard Barrera
Name:	Richard Barrera
Title:	Managing Member

Glenview Institutional Partners, L.P.

By:	Glenview Capital Management, LLC its investment manager

By:	/s/ Richard Barrera
Name:	Richard Barrera
Title:	Managing Member

GCM Little Arbor Partners, L.P.

By:	Glenview Capital Management, LLC its investment manager

By:	/s/ Richard Barrera
Name:	Richard Barrera
Title:	Managing Member

GCM Little Arbor Institutional Partners, L.P.

By:	Glenview Capital Management, LLC its investment manager

By:	/s/ Richard Barrera
Name:	Richard Barrera
Title:	Managing Member

GCM Little Arbor Master Fund Ltd.

By:	Glenview Capital Management, LLC its investment manager

By:	/s/ Richard Barrera
Name:	Richard Barrera
Title:	Managing Member

Glenview Capital Master Fund Ltd.

By:	Glenview Capital Management, LLC its investment manager

By:	/s/ Richard Barrera
Name:	Richard Barrera
Title:	Managing Member

INVESTOR:

Fort Mason Partners, LP
By:	Fort Mason Capital, LLC

By:	/s/ Dan German
Name:	Dan German
Title:	Managing Member

INVESTOR:

Fort Mason Master, LP
By:	Fort Mason Capital, LLC

By:	/s/ Dan German
Name:	Dan German
Title:	Managing Member

INVESTOR:

Adage Capital Partners, L.P.

By:	/s/ D. Lehan
Name:	D. Lehan
Title:	C.O.O.

INVESTOR:

Canyon Capital Advisors LLC, on behalf of its managed funds and accounts

By:	/s/ Joshua S. Friedman
Name:	Joshua S. Friedman
Title:	Authorized Signatory

INVESTOR:

Highbridge International LLC
By:	Highbridge Capital Management, LLC

By:	/s/ Ari I. Storch
Name:	Ari I. Storch
Title:	Managing Director

INVESTOR:

Old Lane, L.P. on behalf of
Old Lane US Master Fund, L.P.

By:	/s/ John Havens
Name:	John Havens
Title:	Managing Director

INVESTOR:

Old Lane, L.P. on behalf of
Old Lane Cayman Master Fund, L.P.

By:	/s/ John Havens
Name:	John Havens
Title:	Managing Director

INVESTOR:

Old Lane, L.P. on behalf of
Old Lane HMA Master Fund, L.P.

By:
Name:	John Havens
Title:	Managing Director

INVESTOR:

SF Capital Partners Ltd.

By:
Name:	Brian H. Davidson
Title:	Managing Director

INVESTOR:

Citigroup Global Markets, Inc.

By:	/s/ Tyler G. Dickson
Name:	Tyler G. Dickson
Title:	Managing Director

INVESTOR:

Kings Road Investments LTD

By:	Kings Road

By:	/s/ Brandon L. Jones
Name:	Brandon L. Jones
Title:	Co-Head, Private Investments

ANNEX I

SECURITIES TO BE PURCHASED BY INVESTORS

Investor	(1) Number of Series A Preferred Shares Purchased at Closing	(2) Number of Warrant Purchased at Closing based upon issued Series A Preferred Shares	(3) Number of Common Shares Purchased at Closing	(4) Subscription Amount
OZ Master Fund, Ltd. c/o Och-Ziff Capital Management Group, L.L.C. 9 West 57th St., 39th floor New York, NY 10019 Telephone: (212) 790-0160 Facsimile: (212) 790-0060 Attn: Joel M. Frank David Stonehill	7,382,953	7,382,953	2,266,025	$83,351,123.50

OZ Global Special Investments Master Fund, L.P. c/o Och-Ziff Capital Management Group, L.L.C. 9 West 57th St., 39th floor New York, NY 10019 Telephone: (212) 790-0160 Facsimile: (212) 790-0060 Attn: Joel M. Frank David Stonehill	152,459	152,459	46,794	$1,721,214.24

GPC LVII, LLC c/o Och-Ziff Capital Management Group, L.L.C. 9 West 57th St., 39th floor New York, NY 10019 Telephone: (212) 790-0160 Facsimile: (212) 790-0060 Attn: Joel M. Frank David Stonehill	93,560	93,560	28,716	$1,056,261.36

Fleet Maritime, Inc. c/o Och-Ziff Capital Management Group, L.L.C. 9 West 57th St., 39th floor New York, NY 10019 Telephone: (212) 790-0160 Facsimile: (212) 790-0060 Attn: Joel M. Frank David Stonehill	90,472	90,472	27,768	$1,021,397.28

in each case, with a copy to: O’MELVENY & MYERS LLP Times Square Tower 7 Times Square New York, New York 10036 Telephone: (212) 326-2000 Facsimile: (212) 326-2061 Attn: Ilan S. Nissan, Esq.

Glenview Capital Partners, L.P. c/o Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153 Telephone: 212.812.4700 Facsimile: 212.812.4701 Attn: Mark Horowitz	140,800	140,800	43,200	$1,589,472.00

Glenview Institutional Partners, L.P. c/o Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153 Telephone: 212.812.4700 Facsimile: 212.812.4701 Attn: Mark Horowitz	824,000	824,000	252,900	$9,302,634.00

GCM Little Arbor Partners, L.P. c/o Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153 Telephone: 212.812.4700 Facsimile: 212.812.4701 Attn: Mark Horowitz	7,000	7,000	2,200	$79,412.00

GCM Little Arbor Institutional Partners, L.P. c/o Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153 Telephone: 212.812.4700 Facsimile: 212.812.4701 Attn: Mark Horowitz	118,600	118,600	36,400	$1,338,944.00

GCM Little Arbor Master Fund, Ltd. c/o Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153 Telephone: 212.812.4700 Facsimile: 212.812.4701 Attn: Mark Horowitz	429,100	429,100	131,700	$4,844,382.00

Glenview Capital Master Fund Ltd. c/o Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153 Telephone: 212.812.4700 Facsimile: 212.812.4701 Attn: Mark Horowitz	1,788,833	1,788,833	549,015	$20,195,148.90

Glenhill Capital, L.P. c/o Glenhill Capital Management, L.L.C. 598 Madison Ave., 12th Floor New York, NY 10022 Telephone: (646) 432-0625 Facsimile: (646) 432-0666 Attn: Kevin Corb	388,889	388,889	469,169	$7,000,001.74

Glenhill Capital Overseas Master Fund LP c/o Glenhill Capital Management, L.L.C. 598 Madison Ave., 12th Floor New York, NY 10022 Telephone: (646) 432-0625 Facsimile: (646) 432-0666 Attn: Kevin Corb	166,667	166,667	201,072	$3,000,000.12

in each case, with a copy to: Glenhill Capital Management, L.L.C. 598 Madison Ave., 12th Floor New York, NY 10022 Telephone: (646)432-0605 Facsimile: (646) 432-0666 Attn: Glenn Krevlin

Adage Capital Partners, L.P. 200 Clarendon Street, 52nd Floor Boston, MA 02116 Telephone: (617)867-2800 Facsimile: (617) 867-2801	1,111,111	1,111,111	2,010,724	$25,000,000.04

with a copy to: Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Peter Halasz, Esq.

SF Capital Partners Ltd. c/o Stark Offshore Management, LLC 3600 South Lake Drive St. Francis, WI 53235 Attn: Brian H. Davidson Telephone: (414)294-7000 Facsimile: (414) 294-7700	0	0	1,340,483	$10,000,003.18

Investcorp Interlachen Multi-Strategy Master Fund Limited c/o Interlachen Capital Group LP 800 Nicollet Mall, Suite 2500 Minneapolis, MN 55402 Attn: Gregg Colburn and Legal Department Telephone: (612)659-4407 Facsimile: (612) 659-4457	0	0	268,097	$2,000,003.62

Aragon Trading Company, L.P. P.O. Box 178 Glenbrook, NV 89413 Telephone: (916)663-1823 Facsimile: (916) 663-1824	13,889	13,889	16,756	$250,000.76

with a copy to: John Yeatman 1313 Gold Hill Road Newcastle, CA 95658

Canyon Capital Advisors LLC 9665 Wilshire Blvd. Suite 200 Beverly Hills, CA 90212 Telephone: (310) 247-2700 Facsimile: (310) 247-2700	777,778	777,778	670,241	$11,999,999.86

Citigroup Global Markets, Inc. 390 Greenwich St., 5th Floor New York, NY 10013 Telephone: (212) 723-7916 Facsimile: (646) 291-5597 with a copy to: Aren C. Leekong Colleen Gerard Brooke Gottshall 390 Greenwich St., 5th Floor New York, NY 10013	0	0	3,016,086	$22,500,001.56

Kings Road Investments, LTD. (Registration name: UBS Securities, LLC F/B/O Kings Road Investments Ltd.) c/o Polygon Investment Partners LP 598 Madison Avenue 14th Floor New York, NY 10022 with a copy to: Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Telephone: (212) 756-2376 Facsimile: (212) 593-5955	1,333,333	1,333,333	1,005,362	$19,499,997.52

UBS AG Attention: Chris Coward 1285 6th Ave NY, NY 10019 Telephone: (212) 649-7588 Facsimile: (212) 713-6222	0	0	670,241	$4,999,997.86

Fort Mason Master, LP 4 Embarcadero Ctr, Ste 2050 San Francisco, CA 94111 Attn: KC Lynch Telephone: (415) 288-8100 Facsimile: (415) 288-8113	260,862	260,862	314,712	$4,695,509.52

Fort Mason Partners, LP 4 Embarcadero Ctr, Ste 2050 San Francisco, CA 94111 Attn: KC Lynch Telephone: (415) 288-8100 Facsimile: (415) 288-8113	16,916	16,916	20,409	$304,495.14

Old Lane, L.P. on behalf of Old Lane US Master Fund, L.P. Old Lane L.P. 500 Park Avenue 2nd Floor New York, NY 10022	62,500	62,500	75,402	$1,124,998.92

with a copy to: Frederick Yoon/Steven Weiss Old Lane L.P. 500 Park Avenue 2nd Floor New York, NY 10022 Telephone: (212) 572-3206 Telephone: (212)572-3293 Facsimile: (212) 572-2917

Old Lane, L.P. on behalf of Old Lane HMA Master Fund, L.P. Old Lane L.P. 500 Park Avenue 2nd Floor New York, NY 10022 with a copy to: Frederick Yoon/Steven Weiss Old Lane L.P. 500 Park Avenue 2nd Floor New York, NY 10022 Telephone: (212) 572-3206 Telephone: (212)572-3293 Facsimile: (212) 572-2917	41,111	41,111	49,598	$740,000.08

Old Lane, L.P. on behalf of Old Lane Cayman Master Fund, L.P. Old Lane L.P. 500 Park Avenue 2nd Floor New York, NY 10022 with a copy to: Frederick Yoon/Steven Weiss Old Lane L.P. 500 Park Avenue 2nd Floor New York, NY 10022 Telephone: (212) 572-3206 Telephone: (212)572-3293 Facsimile: (212) 572-2917	174,167	174,167	210,121	$3,135,005.66

Highbridge International LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019 Attn: Ari J. Storch/Adam J. Chill Telephone: (212) 287-4720 Facsimile: (212) 751-0755	0	0	670,241	$4,999,997.86

Westmount Investments LLC 350 West Passaic Street Rochelle Park, NJ 07662 Phone Number: (201) 226-0701 Fax Number: (201) 226-0703 with copy to: Robert J. Gillespie c/o Westmount Investments LLC 350 West Passaic Street Rochelle Park, NJ 07662	13,889	13,889	16,756	$250,000.76

TOTAL:	15,388,889.00	15,388,889.00	14,410,188.00	$246,000,003.48

INDEX OF SCHEDULES & EXHIBITS

Annex

Annex I:	Securities Purchased by Investors

Exhibits

Exhibit A:	Form of Restated Certificate of Incorporation
Exhibit B:	Form of Warrant
Exhibit C:	SB Merger Agreement
Exhibit D:	Form of Registration Rights Agreement
Exhibit E:	Terms to be included in Amended and Restated Founder Registration Rights Agreement

Schedules

Schedule 1.1(c)	Conversion Blocker Election
Schedule 2.1(a)(i):	Articles of Incorporation
Schedule 2.1(a)(ii):	Bylaws
Schedule 2.1(b)	Subsidiaries
Schedule 2.1(c)	No Conflicts
Schedule 2.1(e):	Consents and Approvals
Schedule 2.1(f):	Fully Diluted Securities
Schedule 2.1(g):	Defaults
Schedule 2.1(h):	SEC Reports
Schedule 2.1(i):	Undisclosed Liabilities
Schedule 2.1(j):	Absence of Changes; Confidential Treatment
Schedule 2.1(k):	Encumbrances
Schedule 2.1(l)(ii):	Exceptions to Intellectual Property Rights
Schedule 2.1(m):	Employment Matters
Schedule 2.1(n):	Benefit Plans
Schedule 2.1(o):	Contracts
Schedule 2.1(p):	Permits
Schedule 2.1(q):	Employees
Schedule 2.1(r):	Litigation
Schedule 2.1(s):	Tax Matters
Schedule 2.1(t):	Related Party Transaction
Schedule 2.1(w):	Sarbanes-Oxley
Schedule 2.1(ff):	Registration Rights

EXHIBIT A

Form of Restated Certificate of Incorporation

EXHIBIT B

Form of Warrant

EXHIBIT C

SB Merger Agreement

EXHIBIT D

Form of Registration Rights Agreement

SCHEDULE 1.1(c)

1.	Glenview Capital Partners, L.P.

Glenview Institutional Partners, L.P.

GCM Little Arbor Partners, L.P.

GCM Little Arbor Institutional Partners, L.P.

GCM Little Arbor Master Fund, Ltd.

Glenview Capital Master Fund Ltd.

2.	Glenhill Capital, L.P.

Glenhill Capital Overseas Management, L.L.C.

3.	Fort Mason Master, LP1

Fort Mason Partners, LP2

4.	OZ Master Fund, Ltd.

OZ Global Special Investments Master Fund, L.P.

GPC LVII, LLC

Fleet Maritime, Inc.

5.	Kings Road Investments, Ltd

(Registration name: UBS Securities, LLC F/B/O Kings Road Investments Ltd.)

6. Adage Capital Partners, L.P. (“Adage”) has elected to waive, and not be subject to, the provisions of Section 9(l) of the Restated Certificate and Section 3(g) of the Warrants until such time (if any) as Adage has provided written notice to the Company that it has elected to be subject to such provisions, at which time Adage shall be subject to such provisions and the foregoing waiver shall no longer be in effect.

[1]	Fort Mason have elected a 4.99% blocker.
[2]	Fort Mason have elected a 4.99% blocker.

Schedule 2.1(a)(i)

Certificate of Incorporation

Delaware

The first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “BOULDER SPECIALTY BRANDS, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 2005, AT 6:36 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

			[LOGO]

		[LOGO]	Harriet Smith Windsor, Secretary of State

3978002	8100		AUTHENTICATION: 3917027

050453502			DATE: 06-01-05

CERTIFICATE OF INCORPORATION

OF

BOULDER SPECIALTY BRANDS, INC.

The undersigned, a natural person eighteen years of age or older, hereby establishes a corporation pursuant to the General Corporation Law of the State of Delaware and adopts the following Certificate of Incorporation which reads in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (hereinafter, the “Corporation”) is Boulder Specialty Brands, Inc.

ARTICLE II

ADDRESS AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware. The name of the Corporation’s registered agent at such address is Capitol Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 76,000,000; of which 1,000,000 shares of the par value of $0.0001 shall be designated Preferred Stock and 75,000,000 shares of the par value of $0.0001 shall be designated Common Stock.

Section 2. Preferred Stock Designation. The Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware and the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Section 3. Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:41 PM 05/31/2005
FILED 06:36 PM 05/31/2005
SRV 050453502 - 3978002 FILE

1

ARTICLE V

INCORPORATOR

The name and mailing address of the incorporater is Stephen B. Hughes, 6106 Sunrise Ranch Drive, Longmont, Colorado 80503. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

ARTICLE VI

DIRECTORS

Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The number of directors shall be not less than two (2) nor more than ten (10). The number of directors may be changed from time to time within this range in such manner as shall be provided in the Bylaws of the Corporation.

Section 2. Initial Directors. The initial Board of Directors of this Corporation shall consist of two (2) members, but the number may be increased or decreased in the manner provided in the Bylaws of this Corporation; provided, however, that, except as otherwise provided in the Bylaws of this Corporation, or except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of directors constituting the entire Board of Directors shall not be changed without the affirmative vote of at least sixty-six and two-thirds percent (66 and 2/3%) of the issued and outstanding shares of Common Stock. As used in this Certificate of lncorporation, the term “entire board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation. The names and addresses of the persons who are to serve as the initial directors of the Corporation upon the filing of this Certificate of Incorporation are:

Name	Address
Stephen B. Hughes	6106 Sunrise Ranch Drive
Longmont, Colorado 805O3

James E. Lewis	6106 Sunrise Ranch Drive
Longmont, Colorado 80503

Section 3. Removal and Filling of Newly Created Directorships. Any one or more directors may be removed at any time, with or without cause, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class. At the same meeting at which the stockholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article VI (3), directors shall not be subject to removal. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions contained in the resolution or resolutions of the Board providing for the establishment of any such series, any such director of the Corporation so elected may be removed only in accordance with the provisions of such resolution or resolutions. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors shall be filled by the Board by the affirmative vote of a majority of the directors then in office, or by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class.

2

Section 4. Election and Vacancies. Directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until such director’s successor has been elected and qualified, subject, however, to earlier death, resignation or removal from office. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class.

Section 5. Advance Notice of Nominations. Subject to Article XIII of this Certificate of Incorporation, advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Section 6. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Delaware, including the DGCL, or as may be provided for by the Corporation in this Certificate of Incorporation, its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 7. Classification of Directors. Upon the closing of a firm commitment underwritten public offering of securities of the Corporation, the Board of Directors shall divide itself into three classes, as nearly equal in number as possible, with respect to the time for which the directors shall severally hold office. Directors of the first class first chosen shall initially hold office for one year or until the first annual election following their election; directors of the second class first chosen shall initially hold office for two years or until the second annual election following their election; and directors of the third class first chosen shall initially hold office for three years or until the third annual election following their election; and, in each case, until their successors to the class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

ARTICLE VII

BYLAWS

The Board of Directors is authorized to adopt, amend or repeal any and all provisions of the Bylaws of the Corporation by a vote of at least two-thirds of all directors who constitute the Board of Directors, except as and to the extent provided in the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of holders of at least seventy-five (75%) of the issued and outstanding shares of Common Stock. Any purported amendment to the Bylaws which would add thereto a matter not expressly covered in the Bylaws prior to such purported amendment shall be deemed to constitute the adoption of a Bylaw provision and not an amendment to the Bylaws.

3

ARTICLE VIII

MODIFICATION, AMENDMENT OR REPEAL OF DESIGNATED PROVISIONS

Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Certificate of Incorporation or as provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the affirmative vote (or consent under Article XIII, if such consent is then permitted) of at least seventy-five percent (75%) of the voting power of the then outstanding shares of the voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the modification, amendment or repeal of all or any portion of Articles IV, VI, VII, this Article VIII, IX, X, XI, XII or XIII of this Certificate of Incorporation.

ARTICLE IX

INDEMNIFICATION

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by the DGCL as it exists or as it may hereafter be amended against expenses (including counsel and expert witness fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him or her in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in this Certificate of Incorporation, the Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise.

ARTICLE X

MONETARY DAMAGES

No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel and expert witness fees and disbursements). Each person who serves as a director of the Corporation while this Article X is in effect shall be deemed to be doing so in reliance on the provisions of this Article X, and neither the amendment or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent

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provision. The provisions of this Article X are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without any further amendment to this Certificate of Incorporation.

ARTICLE XI

COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XII

PROVISIONS RELATING TO BUSINESS COMBINATIONS

The following provisions (i) through (iv) of this Article XII shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination (as hereinafter defined) and may not be amended prior to the consummation of any Business Combination. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, stock exchange, asset or stock acquisition or similar type of transaction, or a combination of the foregoing, of one or more operating businesses that are in the food or beverage business (each a “Target Business”).

(i) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if 20%, or more in interest of the holders of IPO Shares exercise their conversion rights described in subparagraph (ii) below.

(ii) In the event that a Business Combination is approved in accordance with the above paragraph (i) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his, her or its IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares.

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“Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a designated portion of the net proceeds of the IPO are deposited.

(iii) In the event that the Corporation does not consummate a Business Combination with one or more Target Businesses by the later of (1) 18 months after the consummation of the IPO or (2) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination with one or more Target Businesses was executed but was not consummated within such 18 month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

(iv) A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation in accordance with subparagraph (iii) above or in the event he, she or it demands conversion of his, hers, or its IPO Shares in accordance with subparagraph (ii) above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

ARTICLE XIII

ACTION BY CONSENT

Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation and notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation, and notwithstanding anything to the contrary specified by law, no action required or permitted to be taken at any annual or special meeting of the stockholders of this Corporation may be taken without such a meeting, and the power of stockholders of this Corporation to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the DGCL, is hereby specifically denied.

IN WITNESS WHEREOF, I made, signed and sealed this Certificate of Incorporation this 31st day of May, 2005.

/s/ Stephen B. Hughes
Stephen B. Hughes, Incorporator

Schedule 2.1(a)(ii)

Bylaws

BYLAWS OF

BOULDER SPECIALTY BRANDS, INC.

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TABLE OF CONTENTS

(continued)

BYLAWS OF BOULDER SPECIALTY BRANDS, INC.

ARTICLE I — CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of Boulder Specialty Brands, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate”).

1.2 OTHER OFFICES.

The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2 ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING.

Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (a) the Board, (b) the Chairperson of the Board, or (c) the chief executive officer.

No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these bylaws, to any stockholder to whom (A) notice of two (2) consecutive annual meetings, or (B) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

The exception in subsection (A) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

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2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given:

(a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records;

(b) if electronically transmitted, as provided in Section 8.1 of these bylaws; or

(c) otherwise, when delivered.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice may be waived in accordance with Section 7.12 of these bylaws.

2.6 QUORUM.

Unless otherwise provided in the Certificate or required by law, stockholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such quorum is not present or represented at any meeting of the stockholders, then the chairperson of the meeting, or the stockholders representing a majority of the voting power of the capital stock at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum unless the number of stockholders who withdrew does not permit action to be taken by the stockholders in accordance with DGCL.

2.7 ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.4 and Section 2.5 of these bylaws.

2.8 ADMINISTRATION OF THE MEETING.

Meetings of stockholders shall be presided over by the chief executive officer of the corporation. If the chief executive officer will not be present at a meeting of stockholders, such meeting shall be presided over by such chairperson as the Board shall appoint, or, in the event that the Board shall fail to make such appointment, any officer of the corporation elected by the Board. The secretary of the meeting shall be the secretary of the corporation, or, in the absence of the secretary of the corporation, such person as the chairperson of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

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The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient to the extent not inconsistent with law, the corporation’s Certificate or these Bylaws, as they are in effect from time to time. Subject to such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). In the absence of any rule of procedure adopted by the Board, the chairperson shall make all decisions regarding procedures to be followed in any meeting.

2.9 VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as otherwise provided in the provisions of Section 213 of the DGCL (relating to the fixing of a date for determination of stockholders of record), each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Notwithstanding any statutory provision to the contrary, the shareholders shall have no power or authority to act by written consent in lieu of a meeting unless expressly permitted to do so by the Certificate.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than ten (10) days before the date of such meeting, nor more than 60 days prior to any other such action.

If the Board does not fix a record date in accordance with these bylaws and applicable law:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal place of business.

In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.14 ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder;

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(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(d) any material interest of the stockholder in such business; and

(e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. The chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

2.15 ADVANCE NOTICE OF DIRECTOR NOMINATIONS.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.15.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.14 of these bylaws, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the secretary must set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(b) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.14 of these bylaws.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.15. If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

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ARTICLE III — DIRECTORS

3.1 POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 and Section 3.13 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

All elections of directors shall be by written ballot, unless otherwise provided in the Certificate. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.

3.4 RESIGNATION AND VACANCIES.

Any director may resign at any time upon written notice or by electronic transmission to the corporation.

Unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

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3.7 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile; or

(d) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the corporation’s principal executive office nor the purpose of the meeting.

3.8 QUORUM.

Except as otherwise required by law or the Certificate, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 3.2 of these bylaws) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these bylaws.

3.9 WAIVER OF NOTICE.

Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11 ADJOURNED MEETING; NOTICE.

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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3.12 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.13 REMOVAL OF DIRECTORS.

Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

3.14 INTERESTED DIRECTORS.

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV — COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer.

4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report to the Board when required.

4.3 MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (relating to place of meetings and meetings by telephone);

(b) Section 3.6 (relating to regular meetings);

(c) Section 3.7 (relating to special meetings and notice);

(d) Section 3.8 (relating to quorum);

(e) Section 3.9 (relating to waiver of notice);

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(f) Section 3.10 (relating to action without a meeting); and

(g) Section 3.11 (relating to adjournment and notice of adjournment)

of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.

Notwithstanding the foregoing:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V — OFFICERS

5.1 OFFICERS.

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

5.3 SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES.

Any vacancy occurring in any office of the corporation may only be filled by the Board or as provided in Section 5.3 of these bylaws.

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5.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.

ARTICLE VI — RECORDS AND REPORTS

6.1 MAINTENANCE AND INSPECTION OF RECORDS.

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

6.2 INSPECTION BY DIRECTORS.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VII — GENERAL MATTERS

7.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

Except as otherwise provided in these bylaws, the Board, or any officers of the corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.

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7.3 STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.4 SPECIAL DESIGNATION ON CERTIFICATES.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.5 LOST CERTIFICATES.

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6 DIVIDENDS.

The Board, subject to any restrictions contained in either (a) the DGCL or (b) the Certificate, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

7.7 FISCAL YEAR.

The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

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7.8 SEAL.

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9 TRANSFER OF STOCK.

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 7.5 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.10 STOCK TRANSFER AGREEMENTS.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

7.11 REGISTERED STOCKHOLDERS.

The corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(b) shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and

(c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

ARTICLE VIII — NOTICE BY ELECTRONIC TRANSMISSION

8.1 NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

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(b) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3 INAPPLICABILITY.

Notice by a form of electronic transmission shall not apply to Section 164 (relating to failure to pay for stock; remedies), Section 296 (relating to adjudication of claims; appeal), Section 311 (relating to revocation of voluntary dissolution), Section 312 (relating to renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (relating to attachment of shares of stock or any option, right or interest therein) of the DGCL.

ARTICLE IX — INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 9.3 of these bylaws, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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9.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 9.3 of these bylaws, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

9.3 AUTHORIZATION OF INDEMNIFICATION.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Such determination shall be made, with respect to a person who is either a director or officer at the time of such determination or a former director or officer, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4 GOOD FAITH DEFINED.

For purposes of any determination under Section 9.3 of these bylaws, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 9.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2 of these bylaws, as the case may be.

9.5 INDEMNIFICATION BY A COURT.

Notwithstanding any contrary determination in the specific case under Section 9.3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 and Section 9.2 of these bylaws. The basis of such indemnification by a court shall be a determination by such court that

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indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Neither a contrary determination in the specific case under Section 9.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

9.6 EXPENSES PAYABLE IN ADVANCE.

To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX.

9.7 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 9.1 and Section 9.2 of these bylaws shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 of these bylaws but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

9.8 INSURANCE.

To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

9.9 CERTAIN DEFINITIONS.

For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate

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existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

9.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

9.11 LIMITATION ON INDEMNIFICATION.

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5 of these bylaws), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

9.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS.

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article IX to directors and officers of the corporation.

9.13 EFFECT OF AMENDMENT OR REPEAL.

Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X — MISCELLANEOUS

10.1 PROVISIONS OF CERTIFICATE GOVERN.

In the event of any inconsistency between the terms of these bylaws and the Certificate, the terms of the Certificate will govern.

10.2 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

10.3 SEVERABILITY.

In the event that any bylaw or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining bylaws will continue in full force and effect.

10.4 AMENDMENT.

Neither these Bylaws nor any provision herein may be amended, altered, or repealed by the shareholders of the corporation, nor shall any provision of these Bylaws of the corporation inconsistent with any such provision be

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adopted by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock. These Bylaws may be amended, altered, or repealed by the affirmative vote of at least seventy-five percent (75%) of the whole Board of Directors at any regular or special meeting of the Board.

BOULDER SPECIALTY BRANDS, INC.

a Delaware corporation

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of Boulder Specialty Brands, Inc., a Delaware corporation, and that the foregoing bylaws were adopted as the corporation’s bylaws by the corporation’s board of directors effective June 10, 2005.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 22nd day of June, 2005.

By:	/s/ JAMES E. LEWIS
Print Name:	James E. Lewis
Title:	Vice Chairman and Secretary

Schedule 2.1(b)

Subsidiaries

BSB Acquisition Co., Inc.

The Company, pursuant to the terms of the Financing Letter, is required to pledge the stock of its subsidiaries in support of its obligations in connection with the transactions contemplated by the Financing Letter.

Schedule 2.1(c)

Approvals

The transactions contemplated by the SB Merger Agreement and the transactions contemplated by this Agreement and the Documents (including, without limitation, the adoption of the Restated Certificate) require the approval of the Company’s stockholders pursuant to:

1. The Delaware General Corporation Law.

2. The Company’s Certificate of Incorporation and bylaws.

3. Underwriting Agreement between the Company and Citigroup Global Markets, Inc., as amended.

Schedule 2.1(e)

Consents and Approvals

All approvals necessary for the consummation of the transactions contemplated by the SB Merger Agreement.

All approvals necessary for the consummation of the transactions contemplated by the Financing Letter.

Approval by the Commission of the Company’s proxy statement with respect to the stockholders’ meeting.

Any filings required under Regulation D under the Securities Act of 1933.

Any “blue sky” filings in connection with the transactions contemplated hereby.

Any filing required of any Investor, including, without limitation, any Hart-Scott-Rodino filing.

Any filings and approvals necessary in connection with the listing of the Common Stock pursuant to Section 4.13 hereof.

Any filings and approvals necessary in connection with the registration of the Registrable Shares, as defined in and required by the Registration Rights Agreement.

Consent of the parties to the Founders Registration Rights Agreement to the amendments set forth on Exhibit E.

Schedule 2.1(f)

Capitalization

1,000,000 warrants issued under the Founder’s Warrant Agreement.

12,760,840 warrants issued under the Public Warrant Agreement.

Any stock option or stock grant plan adopted by the Company with the approval of the Company’s Board of Directors and shareholders, as permitted pursuant to the Agreement.

The existing shareholders of the Company have the right to convert their shares of stock of the Company pursuant to Article XII of the Company’s Certificate of Incorporation.

Schedule 2.1(g)

Defaults

None

Schedule 2.1 (h)

SEC Reports

As a result of its interpretation of EITF 00-19, the Company determined that it was required to restate its financial statements to record liabilities arising in connection with the issuance of the Redeemable Common Stock Purchase Warrants of the Company which were sold with each share of the Company’s common stock in its initial public offering. As a result, the Company filed a restated Form 10-Q for the period ending March 31, 2006, a restated Form 10-K for the period ending December 31, 2005, and a restated Form 8-K for the period ended December 21, 2005.

Schedule 2.1(i)

Liabilities

Any and all indebtedness to be incurred, and fees and expenses payable, in connection with the consummation of the transactions contemplated by the Financing Letter.

All obligations of the Company pursuant to the SB Merger Agreement.

Any fees of third parties required to be paid by the Company pursuant to the terms of this Agreement or any of the Documents.

The Company has agreed to pay professional fees and expenses of Goodwin & Procter LLP of up to $50,000.00 incurred by Citigroup Global Markets, Inc. in connection with a private offering of the Company’s securities.

The Company has incurred fees payable to a number of professional service firms, including, without limitation, the following parties:

Alvarez & Marsal

Banc of America Securities, LLC

Citigroup Global Markets, Inc.

Core Communications Partners LLC

Davis & Kuelthau, S.C.

Duff & Phelps, LLC

Ehrhardt Keefe Steiner & Hottman, P.C.

Ellenoff Grossman & Schole LLP

Frederic Cook and Co.

Foley & Lardner

RR Donnelly

Amounts owed to Katherine Miano for administrative services

Pursuant to Statement of Financial Accounting Standards Number 5, the Company may be required to record a liability with respect to certain contingent liabilities arising under the existing Registration Rights Agreement. As of the date hereof, the Company has determined that no such liability need be recorded, however, the Company is required to periodically revisit the issue and the Company may, in the future, determine that a liability must be recorded.

Pursuant to EITF 00-19, the Company may have to record liabilities with respect to the warrants being issued in connection with the redemption of the Series A Preferred Stock and the conversion rights of the Series A Preferred Shares.

The Series A Preferred Shares outstanding may be required to be treated as mezzanine financing for financial reporting purposes (however, the Series A Preferred Shares will be treated as equity for tax purposes).

Obligation to pay Roth Capital Partners, LLC’s attorneys fees incurred in connection with any dispute regarding fees payable as set forth in more detail in note 5 to the Company’s financial statements attached to the Company’s Form 10-K for the period ending December 31, 2005.

Insurance premiums and related interest expense associated with the financing of insurance premiums for the Company’s insurance policies.

Obligation to reimburse officers and directors for out-of -pocket expenses incurred for the benefit of the Company.

Accrued federal income taxes, State of Colorado income taxes and Delaware franchise taxes.

Obligation to pay those shareholders of the Company electing to convert some or all of the shares of stock of the Company in connection with a stockholder vote on a business combination, including pro rata share of interest earned in trust.

Obligations of the Company under the contracts listed on Schedule 2.1(o).

Any contingent liabilities disclosed in the footnotes to the latest audited balance sheet included in the SEC Reports.

Schedule 2.1(j)

Changes

See disclosures contained on Schedules 2.1(g), 2.1(h) and 2.1(i).

The Company will incur debt in connection with the consummation of the transactions contemplated by the Financing Letter.

The assets of the Company and its subsidiaries will be subject to Encumbrances pursuant to the documents executed in connection with the consummation of the transactions contemplated by the Financing Letter.

The Company will issue shares of common stock, preferred stock and warrants pursuant to the terms of the Securities Purchase Agreement to which this schedule is attached.

The Company has requested confidential treatment with respect to a number of matters from the Commission.

Schedule 2.1(k)

Liens

The assets of the Company and its subsidiaries will be subject to Encumbrances pursuant to the documents executed in connection with the consummation of the transactions contemplated by the Financing Letter.

Schedule 2.1(l)(ii)

Company Intellectual Property

Boulderspecialtybrands.com

The content of the Company’s website

Schedule 2.1(l)(vii)

Intellectual Property - Work for Hire

No employee of the Company has executed an agreement described in Section 2.1(l)(vii).

Schedule 2.1(m)

Employees

Consultants may have claims for amount earned but not yet paid.

Chris Wolf may have a claim pursuant to the terms of his Consulting Agreement in the event the Company does not hire him as an employee of the Company.

Schedule 2.1(n)

ERISA

Any stock option or stock grant plan adopted as set forth on Schedule 2.1(f).

Schedule 2.1(o)

Contracts

The Financing Letter.

Letter of Intent with SB, as extended.

Nondisclosure Agreement with SB.

Nondisclosure Agreements with various parties having access to confidential information related to the SB Transaction.

The SB Merger Agreement.

Agreements with professional service providers, including the following providers:

Banc of America Securities, LLC

Citigroup Global Markets, Inc.

Davis & Kuelthau, S.C.

Duff & Phelps, LLC

Ehrhardt Keefe Steiner & Hottman, P.C.

Ellenoff Grossman & Schole LLP

Frederic Cook and Co.

Foley & Lardner

RR Donnelley

Willis of Arizona

Engagement Letters with Duff & Phelps, LLC regarding issuance of fairness opinion and purchase price allocation

Founders Warrant Agreement and warrants issued thereunder, as amended.

Public Warrant Agreement and warrants issued thereunder.

Registration Rights Agreement among the Company and the initial stockholders

Letter Agreement among the Company, Roth Capital Partners, LLC and Stephen B. Hughes

Letter Agreement among the Company, Roth Capital Partners, LLC and James E. Lewis

Letter Agreement among the Company, Roth Capital Partners, LLC and William E. Hooper

Letter Agreement among the Company, Roth Capital Partners, LLC and Robert F. McCarthy

Letter Agreement among the Company, Roth Capital Partners, LLC and Michael R. O’Brien

Letter Agreement among the Company, Roth Capital Partners, LLC and Gerald J. Laber

Letter Agreement among the Company, Roth Capital Partners, LLC and John T. Stofko

Letter Agreement among the Company, Roth Capital Partners, LLC and Caroline Elise Hughes Irrevocable Trust

Letter Agreement among the Company, Roth Capital Partners, LLC and John Trevelyn Hughes Irrevocable Trust

Letter Agreement among the Company, Roth Capital Partners, LLC and Henry Thomas Hughes Irrevocable Trust

Letter Agreement among the Company, Roth Capital Partners, LLC and Stephen Feldhaus

Letter Agreement among the Company, Roth Capital Partners, LLC and Janis M. Lewis

Letter Agreement among the Company, Roth Capital Partners, LLC and Jeffrey R. Nieder

Letter Agreement among the Company, Roth Capital Partners, LLC and Peter Mazula

Letter Agreement among the Company, Roth Capital Partners, LLC and Lee Anne Lewis

Letter Agreement among the Company, Roth Capital Partners, LLC and Robert J. Gillespie

Letter Agreement among the Company, Roth Capital Partners, LLC and Robyn L Duda

Letter Agreement among the Company, Roth Capital Partners, LLC and Earl E. Hoellen

Letter Agreement among the Company, Citigroup Global Markets Inc. and Robert S. Gluck

Indemnity Agreements with each of the Company’s officers and directors

Stock Escrow Agreement among the Company, the initial stockholders and Continental Stock Transfer & Trust Company

Investment Management Trust Agreement by and between the Company and Continental Stock Transfer & Trust Company

Noncompete Agreements with all officers and directors of the Company

Letter Agreement among the Company, Hughes Consulting, Inc. and Jeltex Holdings, LLC.

The Company has agreed to repay monetary advances made by Steven Hughes, James Lewis, Robert Gluck, Robert Gillespie, William Hooper, Gerald Laber, John Stofko and Robert McCarthy to or on behalf of the Company for travel, office and other business expenses (as of June 30, 2006, the Company owed Hughes Consulting, Inc. and Jeltex Holdings, LLC $65,161 pursuant to the Letter Agreement described above and $70,932 to certain stockholders for travel and related expenses and advances during the period commencing July 1, 2006, through the date of the Agreement do not exceed $100,000).

Contractor Agreement by and between the Company and Christopher Wolf.

Underwriting Agreement between the Company and Citigroup Global Markets, Inc., as amended

Steven Hughes and James Lewis may be obligated in certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by the Company or other parties with which the Company has contracted.

Insurance Policy YDCZ91440023015 (Property) - Employers Insurance Company of Wausau

Insurance Policy YDCZ91440023015 (General Liability) - Employers Insurance Company of Wausau

Insurance Policy YDCZ91440023015 (Automobile) - Employers Insurance Company of Wausau

Insurance Policy EBU9039180 (Umbrella) - National Fire Insurance Company of Pittsburgh (AIG)

Insurance Policy ELU09085605 (Directors & Officers) - XL Specialty Insurance Company

Insurance Policy ELU09085705 (Directors & Officers - Side A) - XL Specialty Insurance Company

Insurance Policy NHS620437 (Excess Directors & Officers) - RSUI Indemnity Company

Obligation to pay Roth Capital Partners, LLC’s attorneys fees incurred in connection with any dispute regarding fees payable as set forth in more detail in note 5 to the Company’s financial statements attached to the Company’s Form 10-K for the period ending December 31, 2005.

This Agreement, the Documents and the Financing Letter all include restrictions and limitations on the Company’s operation of its business.

The Nondisclosure Agreement with SB restricts the use and disclosure of information obtained by the Company regarding SB and its business.

Schedule 2.1(p)

Permits

None.

Schedule 2.1(q)

Employees

Steven Hughes - Chief Executive Officer

James L. Lewis - Vice Chairman

Robert S. Gluck - Vice Chairman

Schedule 2.1(r)

Litigation

See Note 6 to the Company’s Unaudited Financial Statements attached to the Company’s Form 10-Q for the period ended June 30, 2006. In the event of a controversy described therein, the Company may be obligated to pay certain legal fees and expenses of up to $500,000.

Schedule 2.1(s)

Taxes

Extension for 2005 state and federal income tax return until September 15, 2006.

Schedule 2.1(t)

Related Party Transactions

Letter Agreement among the Company, Hughes Consulting, Inc. (an affiliate of Steven Hughes) and Jeltex Holdings, LLC (an affiliate of James Lewis).

The Company has agreed to repay monetary advances made by certain stockholders of the Company.

Robert S. Gluck and his consulting firm, Matthew Robert Associates, LLC, were party to a letter agreement with the Company, which agreement was rescinded on November 1, 2005.

Schedule 2.1(w)

Compliance

The Company has not yet evaluated the internal control over financial reporting or the disclosure controls and procedures of SB and its subsidiaries. The Company will, as promptly as practicable following the consummation of the SB Transaction, (i) evaluate such internal control and disclosure controls and procedures and (ii) use commercially reasonable efforts to remedy any deficiencies contained therein to comply with all applicable provisions of the Exchange Act and the Sarbanes-Oxley Act of 2002 within all prescribed time periods.

Schedule 2.1(ff)

Registration Rights

Rights under the Founders Registration Rights Agreement